                                                                EXHIBIT 2.12




                            ASSET PURCHASE AGREEMENT


     THIS AGREEMENT is made and entered into on the 5TH day of March, 1998 by and among LASON SERVICES, INC., a Delaware corporation, the address of which is 1305 Stephenson Highway, Troy, Michigan 48083 ("BUYER"); LASON, INC. ("LASON, INC."), a Delaware corporation, the address of which is 1305 Stephenson Highway, Troy, Michigan 48083, for those certain specific limited purposes hereinafter set forth; API SYSTEMS, INC., a New York corporation, the address of which is 601 W. 26th Street, New York, New York 10001 ("SELLER"); STEVEN FRUCHTER, whose address is 300 West End Avenue, New York, New York 10023, PHILIP FRUCHTER, whose address is 131-03 Rockaway Beach Boulevard, Belle Harbor, New York 11694 and LAURENCE BRAUN, whose address is 941 Park Avenue, New York, New York 10028, together own one hundred percent (100%) of the outstanding shares of Seller (individually each is referred to as a "SHAREHOLDER" and collectively they are referred to as "SHAREHOLDERS").

                            R  E  C  I  T  A  L  S:

     THE FOLLOWING IS A RECITAL OF THE FACTS UNDERLYING THIS AGREEMENT:

     Seller is engaged in the business of providing pre-sorted, automated mailing services (first class, standard, international, international remail, barcoding), lettershop (mail fulfillment, bursting, separation, folding, inserting by machine and by hand), and data processing (laser printing, tape to mail, address correction, address inkjetting, mail merges) (the "BUSINESS").

     Buyer desires to purchase from Seller and Seller desires to sell to Buyer the assets of Seller used in connection with the Business pursuant to the terms and subject to the conditions of this Agreement. Lason Inc., as the 100% shareholder of Buyer, is willing to provide a guaranty of all of Buyer's obligations hereunder.

     Subsequent to the Closing, hereinafter defined, Buyer may operate the Business itself or through an "API Division" of one of its subsidiaries (the "CORPORATION").

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, agreements, representations and warranties and conditions contained in this Agreement, the parties hereto agree as follows:






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                                   ARTICLE 1

                          PURCHASE AND SALE OF ASSETS

        SECTION 1.1 PURCHASED ASSETS. On the terms and subject to the conditions contained herein, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller at the Closing and on the Closing Date (as each such term is defined in Section 10.1 hereof), free and clear of all liens, claims and encumbrances (except as otherwise disclosed in and permitted by this Agreement), all of Seller's right, title and interest in and to all of its assets and properties wherever situated used by it in connection with the Business, except for those assets and properties specifically excluded by
Section 1.2 hereof (the "PURCHASED ASSETS"). The Purchased Assets shall include, but not be limited to, the following:

           1.1.1 MACHINERY AND EQUIPMENT. All machinery and equipment (including spare parts), data processing hardware and software, vehicles, fixtures, capital works in process, tools, dies, patterns, molds, furniture and similar tangible personal property employed by Seller in the conduct of the Business as the same may exist at the Closing, other than those items of tangible personal property listed on EXHIBIT "1.2.5" hereto (all of such property being hereinafter sometimes referred to as the "EQUIPMENT"), including, without limitation, the Equipment listed on EXHIBIT "1.1.1" hereto.

           1.1.2 INVENTORY. All inventories, consisting of raw materials, work-in-process and finished goods and supplies, employed and useable by Seller in the conduct of the Business, as the same may exist at the Closing (all of such properties being hereinafter sometimes referred to as the "INVENTORY"), including, without limitation, the Inventory listed on EXHIBIT "1.1.2" hereto.

           1.1.3 RECEIVABLES. All of Seller's trade receivables, note receivables and other accounts receivable (other than receivables, if any, due from Shareholders), as the same may exist at the Closing (all of such receivables being hereinafter sometimes referred to as the "RECEIVABLES").

           1.1.4 CERTAIN CASH, CASH EQUIVALENTS AND INVESTMENTS. Except as specifically excluded by Section 1.2 hereof, all of the petty cash, cash on deposit in banks or other financial institutions, prepaid accounts and security deposits of Seller and other cash equivalents, and funds in payroll accounts of Seller; and all certificates of deposit, bonds, stock and other securities and investments of Seller.

           1.1.5 CONTRACT AND CERTAIN OTHER RIGHTS OF SELLER. All rights and interests of Seller in, to and under all contracts between it and any other party or parties and under contracts which have been acquired by it by assignment or in any other manner that are disclosed in EXHIBIT "4.24" hereto; all rights and interests of Seller in, to and under all such contracts not disclosed or required to be disclosed in EXHIBIT "4.24" as the same may exist




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

      on the Closing Date; and, subject to Section 1.2.4, all   other  claims,
      rights and causes of action of Seller against third parties which relate to the Business.

           1.1.6 CERTAIN PROPRIETARY RIGHTS. All Proprietary Rights (as defined in Section 4.16 hereof and as listed and described in EXHIBIT "4.16" hereto).

           1.1.7 BOOKS AND RECORDS. All papers, records and files in Seller's care, custody or control relating to the business, including, but not limited to, all blueprints and specifications, sales records, accounting and financial records, maintenance and production records, plats and surveys of the real property from which the Business is conducted, and plans and designs of buildings, structures, fixtures and equipment to the extent that the same are reasonably available.

           1.1.8 OTHER ASSETS. All other assets of Seller employed in the conduct of the Business, whether real or personal, whether tangible, intangible or mixed and whether or not reflected in the Financial Statements as defined in Section "4.6" hereof or on the books or records of Seller as the same may exist on the Closing Date, including, but not limited to, rights under executory contracts and purchase and sale orders to be assumed by Buyer hereunder, deposits under all leases assumed by Buyer and any prepaid expenses to the extent properly assignable to Buyer and permits and licenses to the extent transferable under law.

        SECTION 1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained herein, the following assets (the "EXCLUDED ASSETS") shall not be sold to Buyer and all of such Excluded Assets shall be retained by Seller:

           1.2.1 CORPORATE RECORDS. All of Seller's corporate minute books and related records.

           1.2.2 SELLER'S RIGHTS.  All rights of Seller under this Agreement.

           1.2.3 TAX RECORDS. All income tax returns and related tax records of Seller.

           1.2.4 LITIGATION. Any recovery (whether received as the result of a judgment or a settlement) resulting from any claim, action, suit or proceeding brought by Seller that is pending on the Closing Date or that arises out of or related to matters or events occurring on or prior to the Closing Date.

           1.2.5 TANGIBLE PERSONAL PROPERTY. All items of tangible personal property listed on EXHIBIT "1.2.5" hereto.

           1.2.6 RECOVERIES AND REFUNDS. Any tax refund with respect to any tax period prior to the Closing Date or any recovery resulting from any claim under an insurance



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


      policy currently in force and indemnifying Seller that is pending on the Closing Date or that arises out of or related to matters or events occurring on or prior to the Closing Date.

           1.2.7 EMPLOYEE BENEFIT PLAN ASSETS. All assets (including bank accounts) relating to any of Seller's Plans (as that term is defined in
      Section 3.2.6 hereof).

           1.2.8 CONTINGENCY ACCOUNT. All cash on deposit in Seller's account at Chase Manhattan Bank entitled "API Special Postal Account".

           1.2.9 SECURITIES. All shares of capital stock of Federated Stores, Inc. registered in the name of Seller.

        SECTION 1.3 NAME CHANGES. Immediately following the Closing, Seller shall amend its articles of incorporation so as to change its name to "BSJG
Incorporated".   Seller shall not thereafter use the names "American Presort", or "API Systems" or other names acquired by Buyer hereunder or names confusingly similar thereto.


                                   ARTICLE 2

                      PURCHASE PRICE FOR PURCHASED ASSETS

        SECTION 2.1 PURCHASE PRICE.

        Subject to possible adjustment as set forth in Section 2.3 below, the purchase price for the Purchased Assets is (i) $25,000,000.00 plus (ii) the assumption by Buyer of the Assumed Liabilities, hereinafter defined (the "PURCHASE PRICE") . The portion of the Purchase Price that is not Assumed Liabilities shall be paid at Closing (as defined below in Section 9.1) in cash and in shares of Lason, Inc.'s common stock, $0.01 par value per share (the "LASON SHARES"), as follows: (a) Lason Shares valued, in the manner hereinafter described, at $3,750,000.00 and (b) cash in an amount equal to $21,250,000.00 (the "CASH CONSIDERATION"). The Cash Consideration shall be paid at the Closing via electronic wire transfer of same day funds to account(s) designated by Seller.

        The Lason Shares shall be valued for this purpose at $31.86 (appropriately adjusted for any stock split, reverse stock split or common stock dividend effected or declared by Buyer), with no fractional shares being issued hereunder. In lieu thereof, Buyer shall pay cash for any such fractional shares, the value of which are to be determined by multiplying the fractional portion of a share of the Lason Shares by the per share price determined in accordance with the methodology described above. Seller will not be entitled to dividends, voting rights or any other right as shareholder in respect of any fractional share of the Lason Shares. In connection with the foregoing issuance of the Lason Shares, on the Closing Date, Seller or Shareholders, if the Lason Shares are to be held by Shareholders at Seller's direction, shall deliver to Buyer a Lock-Up Agreement in the form attached hereto as EXHIBIT "2.1(A)" (the "LOCK-UP AGREEMENT"). Additionally, the Lason



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Shares shall be held in escrow for the period and pursuant to the terms and conditions set forth in that certain escrow agreement (the "ESCROW AGREEMENT") attached hereto as EXHIBIT "2.1(B)", together with executed assignments separate from certificate executed in blank.


        SECTION 2.2 CLOSING ADJUSTED BALANCE SHEET.   To support the Purchase
Price allocation referred to in Section 2.4 and to establish the starting point for the calculation of 1998 Actual EBITDA, hereinafter defined, within 60 days after the Closing Date, Buyer shall cause, at its expense, a certified balance sheet of Seller to be prepared by Coopers & Lybrand L.L.P. ("BUYER'S ACCOUNTANTS"), showing Seller's consolidated net worth, based solely on the Purchased Assets and the Assumed Liabilities, hereinafter defined, as at the Closing Date (the "CLOSING ADJUSTED BALANCE SHEET"). When completed, Buyer's Accountants shall promptly deliver the Closing Adjusted Balance Sheet to Seller and Buyer. The Closing Adjusted Balance Sheet shall be prepared (i) in a manner consistent with the preparation of the December 31, 1997 Adjusted Balance Sheet, hereinafter defined, and (ii) without giving effect to any of the transactions contemplated hereby. The "DECEMBER 31, 1997 ADJUSTED BALANCE SHEET" means the unaudited balance sheet included as part of the December 31, 1997 Financials, hereinafter defined, adjusted to reflect solely the Purchased Assets and Assumed Liabilities. In the event that Seller disputes any aspect of the Closing Adjusted Balance Sheet, Seller shall so notify Buyer within 10 days following its receipt thereof. In such event, the parties, together with their independent public accountants, shall meet and discuss such dispute in a good faith effort to resolve such dispute. If no resolution is reached within 30 days after Seller's notice, then, and in that event, the dispute shall be submitted to and resolved by arbitration pursuant to Section 12.14 hereof. The Closing Adjusted Balance Sheet shall be adjusted to the extent required to reflect the final determination of any such dispute, either by agreement of the parties or by arbitration. Buyer shall cause Buyer's Accountants to grant Seller and its accountants full access to Buyer's Accountants' methodology and records in connection with their review of the Closing Adjusted Balance Sheet and the resolution of any dispute relating thereto.

        SECTION 2.3 ADDITIONAL PURCHASE PRICE. In addition to the Purchase Price, as additional consideration for the Purchased Assets, Seller may be entitled to receive up to two additional payments (collectively, the "ADDITIONAL PURCHASE PAYMENTS" and, individually, an "ADDITIONAL PURCHASE PAYMENT") if and only if such Additional Purchase Payments are earned in accordance with the following:

           A. For the period commencing as of the Closing Date and ending on March 31, 1999 (the "1998 PERIOD"), Corporation will have a minimum EBITDA (defined in subsection G below) target of $5,000,000.00 (the "1998 TARGET EARNINGS"). No later than June 1, 1999, Buyer shall calculate Corporation's EBITDA for the 1998 Period (the "1998 ACTUAL EBITDA").
      If 1998 Actual EBITDA is less than or equal to the 1998 Target Earnings, the Seller shall not be entitled to receive any Additional Purchase Payments for the 1998 Period. In the event that 1998 Actual EBITDA is greater than 1998 Target Earnings, Buyer shall pay to Seller an Additional Purchase Payment in an aggregate amount equal to that amount which is 5 times the difference between the 1998 Target Earnings and 1998 Actual EBITDA (the "1998 ADDITIONAL PURCHASE PAYMENT").





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           Notwithstanding anything to the contrary set forth herein, Buyer shall not be required to pay an amount in excess of $5,000,000 on account of the 1998 Additional Purchase Payment. In the event that the 1998 Additional Purchase Payment is an amount over $5,000,000, payment of the amount in excess of $5,000,000 (the "1998 Deferred Additional Purchase Payment") shall be deferred until the calculation and payment of the 1999 Additional Purchase Payment (as defined below), if any, is made, subject to the overall limitation on the Additional Purchase Payments discussed in Section 2.3(C) below.

           B. For the period commencing as of April 1, 1999 and ending on March 31, 2000 (the "1999 PERIOD"), Corporation will have a minimum EBITDA target of $5,000,000 (the "1999 TARGET EARNINGS"). No later than June 1, 2000, Buyer shall calculate Corporation's EBITDA for the 1999 Period (the "1999 ACTUAL EBITDA"). If the 1999 Actual EBITDA is equal to or less than the 1999 Target Earnings, Seller shall not be entitled to receive any Additional Purchase Payments for the 1999 Period. If the 1999 Actual EBITDA is greater than the 1999 Target Earnings, Buyer shall pay to Seller an Additional Purchase Payment for 1999 in an aggregate amount equal to that amount which is 5 times the difference between the 1999 Target Earnings and the 1999 Actual EBITDA, subject to the overall limitations on Additional Purchase Payments set forth in Section 2.3(C) below. Buyer shall also pay to Seller any portion of the 1998 Additional Purchase Payment previously earned but deferred as set forth in Section 2.3(A) above, subject, however, to the overall limitations on Additional Purchase Payments set forth in Section 2.3(C) below.

           C. Notwithstanding anything to the contrary set forth herein, Seller's right to Additional Purchase Payments is conditioned upon and subject to the following limitations: (i) in no event shall the aggregate amount of the Additional Purchase Payments payable to the Seller for the 1998 Period exceed $5,000,000 (other than any 1998 Deferred Additional Purchase Payment); (ii) in no event shall the sum of all Additional Purchase Payments for the 1998 Period and the 1999 Period exceed $10,000,000 (inclusive of 1998 Deferred Additional Purchase Payment, if any); and (iii) in no event shall the sum of the Purchase Price (exclusive of any increase pursuant to Section 2.2(B)) and the two possible Additional Purchase Payments exceed $35,000,000.

           D. The Additional Purchase Payments are to be paid 85% in cash, in same day funds via electronic wire transfer to an account(s) designated by Seller, and 15% in Lason, Inc. Shares (the "ADDITIONAL PURCHASE SHARES"). The Additional Purchase Shares shall be valued for this purpose at the average closing price of Lason Shares for the 20 trading days immediately prior to the date of each of the Additional Purchase Payment Dates (as defined below) as reported by the Wall Street Journal published index of NASDAQ National Market Issues (appropriately adjusted for any stock split, reverse stock split or common stock dividend effected or declared by Buyer). No fractional share shall be issued by Lason, Inc. hereunder. In lieu thereof, Buyer shall pay cash for such fractional share, the value of which shall be determined by multiplying the fractional part of a share of the Lason Shares by the closing value set forth above. Seller will not be entitled to dividends, voting rights or any



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      other right as a shareholder in respect of any fractional share of the
      Lason Shares. In connection with the foregoing issuance of the Lason Shares, on each Additional Purchase Payment Date (as defined below), Seller shall execute a Lock-Up Agreement in identical form to the Lock-Up Agreement annexed hereto as EXHIBIT "2.1(A)", pursuant to which Seller will agree not to sell any of the Lason Shares delivered to it in accordance with this Agreement for a period of 12 months from each Additional Purchase Payment Date.

           E. If an Additional Purchase Payment is earned, Buyer shall make such Additional Purchase Payment to Seller by June 15, 1999 and June 15, 2000 (the "ADDITIONAL PURCHASE PAYMENT DATE"), as the case may be, subject to the existence of a dispute requiring resolution pursuant to
      Section 2.3(F) below.

           F. Buyer shall provide to Seller, on or before June 1, 1999 and June 1, 2000, a statement of its Chief Financial Officer setting forth the basis for the calculation of the Additional Purchase Payment. Such statement shall provide such computations and set forth such detail as is reasonably necessary to substantiate the calculation of EBITDA and the amount of the Additional Purchase Payment payable, if any. Seller and its accountants shall have full access to Buyer's books and records with respect to Corporation in connection with their review of such statements and the resolution of any dispute relating thereto. No later than 60 days after Seller's receipt of such statement, Seller may, by notice given to Buyer, contest the calculations and shall, within a reasonable period of time necessary for Seller's representatives to review the calculations, books and records of Corporation (but in no event more than 90 days) give notice to Buyer of the amount calculated by Seller. In such event, Buyer shall pay to Seller the amount that it acknowledges is due and the parties, together with their independent public accountants, shall meet and discuss such dispute in a good faith effort to resolve such dispute. If no resolution is reached within 30 days after Seller's notice, then, and in that event, the dispute shall be submitted to and resolved by arbitration pursuant to Section 12.14 hereof. If the decision of the arbitrator(s) is that an additional payment is due to Seller in respect of the Additional Purchase Payment, Buyer shall pay such amount to Seller in cash within five days following receipt of such decision. Similarly, if the decision of the arbitrator(s) is that a rebate is due to Buyer, Seller shall pay such amount to Buyer in cash within five days following receipt of such decision.

           G. EBITDA shall mean, for each of the two years referenced above, the pre-tax net income of Corporation before interest expense, depreciation and amortization for such year determined on a stand-alone basis in accordance with generally accepted accounting principles consistently applied with relationship to the Financial Statements, (A) plus, to the extent deducted in determining net income and without duplication, the sum of: (i) any extraordinary losses; (ii) any Additional Purchase Payments; (iii) any management fees, salary or other charges for personnel who work for Buyer or any entity that is directly or indirectly affiliated with Buyer; (iv) any accounting fees in excess of those paid by Seller for 1997 unless a different amount is mutually agreed by the parties; (v) any allocated charges between the Corporation and the Buyer or any entity that is directly or indirectly affiliated with Buyer; (vi)

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
      any pass-through of interest on debt incurred by Buyer in connection with this transaction or right-offs required to be taken by Buyer as a result of this transaction except those taken in the ordinary course of business such as, by way of illustration and not limitation, write-offs for bad debt; (vii) any extraordinary or non-recurring expenses; (viii) any bonuses to employees or payments to deferred compensation plans or other perks to employees in excess of Seller's past practices; and (ix) premium(s) on any key man insurance obtained on the life of any of the Shareholders; and (B) minus, to the extent included in determining net income and without duplication, any extraordinary gains. In addition, for purposes of calculating EBITDA, adjustments shall be made to (i) gross receipts for sales made by the Corporation to Buyer and its affiliates to the extent that such sales are for prices less that comparable sales to other customers of the Corporation, (ii) expenses for purchases made by the Corporation from Buyer and its affiliates, to the extent that such expenses are greater than comparable expenses from other vendors or providers of services to the Corporation and (iii) any other charges by Buyer or any entity that is directly or indirectly affiliated with Buyer to the extent that such charges are greater than would have been paid by the Corporation at an arm's length transaction between the Corporation and any other vendor or provider of services to the Corporation.


           H. Notwithstanding anything to the contrary contained herein, Buyer shall have the right, by notice to Seller specifying in reasonable detail the basis therefor, to withhold the payment of an Additional Purchase Payment otherwise provided for herein and to set off and apply against any such Additional Purchase Payment the amount of any then outstanding indemnification payments finally determined to be due from Seller and/or Shareholders to Buyer pursuant to this Agreement.



           I. Buyer shall, in good faith, use reasonable efforts to maximize Seller's ability to achieve the maximum Additional Purchase Payment(s)
      available hereunder.   In order to create no material impediment to
      Seller's opportunity to achieve the Additional Purchase Payment(s), Buyer shall operate the Corporation as a free-standing division and further shall operate the Business in all material respects in a manner consistent with the manner in which it was operated prior to the acquisition of the Purchased Assets by Buyer except that: (i) the Corporation shall participate in Buyer's centralized accounting, record keeping, cash management and budgeting process in a fair and consistent manner as Buyer's other divisions and subsidiaries; (ii) the Corporation shall participate in Buyer's centralized purchasing system as may be in place from time to time in a fair and consistent manner as Buyer's other divisions and subsidiaries; (iii) the Corporation shall participate in other similar centralized functions in a fair and consistent manner as Buyer's other divisions and subsidiaries; (iv) the Corporation shall participate in Buyer's benefit program; and (v) the work constituting the Business shall continue to be done by the Corporation, but if such work is diverted to other divisions or subsidiaries of Buyer, Buyer shall fairly credit such work to the operating income of the Corporation. Further, in no event shall any of the corporate overhead of Buyer and Lason, Inc., including parent company charges, management fee charges or any similar charges, be allocated to the Corporation, it being agreed that only



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


      direct costs of the Business shall be so attributed. Notwithstanding the foregoing, in the event that the Board of Directors of Buyer (or any of its subsidiaries), in their sole discretion, materially changes or proposes to change the business, accounting policies or methods, or operations (other than changes necessary to bring Corporation into compliance with applicable law) of Corporation from those in effect immediately prior to the Closing Date (any such material change or proposed change, a "CHANGE") it shall notify Seller in writing and if Seller believes that any such Change is reasonably likely to materially decrease the amount of the Additional Purchase Payment(s) they would have earned absent such Change, Seller may give notice (the "NOTICE") to Buyer of such belief. In such event, Seller and Buyer's President shall meet:
      (i) to discuss in good faith whether the Change is reasonably likely to have a material adverse effect or result in a material decrease; and
      (ii) if they agree that such a material adverse effect or material decrease is reasonably likely to occur, then to discuss in good faith an amendment to the Additional Purchase Payment formula set forth in this
      Section 2.3 in order to restore to Seller the ability to earn a comparable Additional Purchase Payment to that originally contemplated by the parties. If Seller and Buyer's President do not agree that such a material adverse effect or material decrease is reasonably likely to occur, or, having agreed that such a material adverse effect or material decrease is reasonably likely to occur, they do not agree on an amendment to the Additional Purchase Payment formula, the dispute shall be submitted to and resolved by arbitration pursuant to Section 12.14 hereof, and if the decision of the arbitrator(s) is that such a material adverse effect or material decrease is reasonably likely to occur, then the arbitrator(s) shall also decide how the Additional Purchase Payment formula set forth in this Section 2.3 should be amended.

           J. For all purposes of this Section 2.3, the term "Corporation" shall be understood to refer to the "API Division" of one of Buyer's subsidiaries.

           K. In the event that any Shareholder voluntarily terminates his employment with the Corporation (other than for death, disability or "Good Reason", as that term is defined in the Employment Agreements referred to in Section 6.8 hereof), or is terminated for cause (any such termination being a "Premature Termination of Employment"), then and in that event, the Additional Purchase Payment(s) shall be reduced as follows:

                 i. If the Premature Termination of Employment occurs within twelve (12) months after Closing, the Additional Purchase Payment(s) shall be reduced by a percentage equal to such Shareholder's pro rata ownership in Seller as of the date hereof (the "Shareholder's Percentage").

                 ii. If the Premature Termination of Employment occurs one (1)
            year or more after Closing, the 1998 Additional Purchase Payment, if any, shall be deemed earned in full and, provided that at the time the Premature Termination of Employment occurs the Corporation is generating 1999 Actual EBITDA at a rate which, if maintained for the entire 1999 Period, as set forth on EXHIBIT "2.3(K)" attached hereto, would equal or exceed the 1999 Target Earnings, the 1999


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

            Additional Purchase Payment, if any, shall be reduced by a percentage equal to the Shareholder's Percentage multiplied by a fraction, the numerator of which is the number of months, in whole or part, less than two (2) years after Closing that the Premature Termination of Employment occurs, and the denominator of which is 12.

                 iii. Notwithstanding the foregoing, in the event that the
            Shareholder giving rise to the Premature Termination of Employment is Laurence Braun, there shall be no reduction in any Additional Purchase Payment if (x) both Philip Fruchter and Steven Fruchter remain employed by the Corporation until the end of the measuring period for purposes of this section and (y) the Target Earnings for such measuring period are achieved by the Corporation.

        SECTION 2.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in accordance with attached EXHIBIT "2.4". Buyer and Seller agree to file duplicate IRS Forms 8594 with an allocation of the Purchase Price in accordance with EXHIBIT "2.4" and to file all other returns and reports in a manner consistent with the allocations agreed to in this Section.


                                   ARTICLE 3

                           ASSUMPTION OF LIABILITIES

        SECTION 3.1 LIABILITIES TO BE ASSUMED BY BUYER. At the Closing, Buyer shall assume and agree to perform and discharge when and as due those certain liabilities and obligations set forth in this Section , as the same may exist at or accrue following the Closing Date, and no others (the "ASSUMED LIABILITIES"):

           3.1.1 ACCOUNTS PAYABLE, NOTES PAYABLE AND ORDINARY COURSE LIABILITIES. Accounts payable and accrued expenses of Seller incurred in the ordinary course of the Business and properly classified as liabilities in accordance with generally accepted accounting principles. The accounts payable, notes payable to Chase Manhattan Bank and ordinary course liabilities as of December 31, 1997, are listed on EXHIBIT 3.1.1 hereto. Notwithstanding that fact, Buyer is responsible for all liabilities similar to those set forth on Exhibit 3.1.1, accounts payable and ordinary course liabilities as of the Closing Date, including any and all capital leases and installment purchase contracts relating to the Purchased Assets, but expressly excluding liabilities described in
      Section 3.2 below and those set forth on Exhibit 3.2 attached hereto.

           3.1.2 EXECUTORY AGREEMENTS. Liabilities and obligations which exist at or accrue following the Closing Date under (i) the Contracts described in EXHIBIT "4.24" hereof (including liabilities under various equipment leases, whether so-called "operating" or "capital" leases); (ii) executory contracts, agreements or other commitments entered into in the ordinary course of business in existence on the date hereof and not required to be disclosed pursuant to EXHIBIT "4.24"; (iii) executory contracts, agreements or other commitments entered into in the ordinary course of business between the date hereof and the Closing, in accordance with Section 6.2 hereof; and (iv) any executory contract, agreement or other commitment from which Buyer derives the benefit subsequent to the Closing Date.

        SECTION 3.2 LIABILITIES OF SELLER NOT ASSUMED. Except as specifically provided in Section 3.1 hereof, Buyer shall not assume, or in any way become liable for, any liabilities or obligations of Seller, the Shareholders or the Business of any kind or nature, whether accrued, absolute, contingent or otherwise, or whether due or to become due, or otherwise, whether known or unknown, arising out of events, transactions or facts which shall have occurred, arisen or existed on or prior to the Closing Date, which liabilities and obligations, if ever in existence, shall continue to be liabilities and obligations of Seller or the Shareholders, as the case may be. Specifically, but without limiting the foregoing, Buyer shall not assume or be liable for those specific liabilities, including those certain long term debts and notes payable, set forth on the attached EXHIBIT "3.2". All of the foregoing liabilities, together with all of the following are hereinafter collectively referred to as the "EXCLUDED LIABILITIES":

           3.2.1 VIOLATION OF REPRESENTATIONS, ETC. Debts, obligations or liabilities which arise or exist in violation of any of the representations, warranties, covenants or agreements of Seller or the Shareholders contained in this Agreement or in any certificate delivered to Buyer by or on behalf of Seller or the Shareholders on or before the Closing Date pursuant to this Agreement or in connection with the transactions contemplated hereby.

           3.2.2 UNDISCLOSED LIABILITIES. Debts, obligations or liabilities of any kind or nature, whether absolute, accrued, contingent or otherwise, required by this Agreement to be disclosed to Buyer, if not so disclosed in writing and specifically assumed in writing by Buyer.

           3.2.3 CONTINGENT LIABILITIES. Contingent liabilities of Seller or the Shareholders of any kind arising or existing on or prior to the Closing Date, including, but not limited to, claims, proceedings or causes of action which are currently or hereafter become, the subject of claims, assertions, litigation or arbitration.

           3.2.4 TAXES DUE ON SALE. Debts, obligations or liabilities of Seller or the Shareholders for Federal, state, county, local, foreign or other income taxes or assessments (including interest and penalties thereon, if any) of any kind whatsoever arising from, based upon or related to the sale, transfer or delivery of the Purchased Assets pursuant to this Agreement. Buyer and Seller shall pay for any sales or use taxes arising from Buyer's purchase of the Purchased Assets in equal shares.

           3.2.5 OTHER TAXES. Debts, obligations or liabilities of Seller or the Shareholders, whether absolute, accrued, contingent or otherwise, for
      (i) Federal, state and
      city income taxes; (ii) all taxes relating to any real property, including without limitation the real property included in the Purchased Assets, for periods prior to the Closing Date; (iii) all franchise taxes of Seller, (including interest and penalties thereon, if any); and (iv) any other taxes of Seller or the Shareholders.

           3.2.6 PENSION AND OTHER EMPLOYEE PLANS. Debts, obligations or liabilities that accrue under any pension, profit sharing, savings, retirement, health, medical, life, disability, dental, deferred compensation, stock option, bonus, incentive, severance pay, group insurance or other similar employee plans or arrangements, or under any policies, handbooks, custom or practice, collective bargaining agreements, or employment agreements (collectively the "PLANS"), whether express or implied, applicable to any of Seller's employees that accrue at any time through and including the Closing Date or for claims of wrongful discharge, employment discrimination or other similar actions at any time through and including the Closing Date and for claims after the Closing Date which relate to any of Seller's employees not being offered employment by Buyer.

           3.2.7 PERSONAL INJURY, PRODUCTS LIABILITY AND RECALL CLAIMS. Debts, expenses, obligations or liabilities of Seller or the Shareholders arising out of any claim for personal injury (including worker's compensation or otherwise), property damage, product recall, product liability or strict liability, arising from events (including the shipment of goods) occurring on or prior to the Closing Date (whether or not such claim is then asserted).


           3.2.8 ENVIRONMENTAL MATTERS. Any debts, expenses, obligations or liabilities arising out of claims alleging damage to the environment or similar claims with respect to the conduct of the Business or the ownership or operation by Seller or the Shareholders of real property on or before the Closing Date.

           3.2.9 INFRINGEMENTS. Any liability or obligation of Seller or the Shareholders arising out of any wrongful or unlawful violation or infringement of any Proprietary Right of any person or entity occurring on or prior to the Closing Date.

           3.2.10 3.2.10 INDEBTEDNESS. Except as provided in Sections 3.1.1. and 3.1.2, any liabilities or obligations in respect of the borrowing of money or issuance of any note, bond, indenture, loan, credit agreement or other evidence of indebtedness or direct or indirect guaranty or assumption of indebtedness, liabilities or obligations of others, whether or not disclosed in this Agreement or otherwise ("INDEBTEDNESS") of Seller or the Shareholders, including, without limitation any Indebtedness owed to the Shareholders or any other affiliates of Seller.

           3.2.11 LITIGATION. Debts, expenses, obligations or liabilities of Seller or the Shareholders arising out of any claim, action, suit or proceeding pending on Closing Date or arising out of or relating to matters or events occurring on or prior to the Closing Date, including without limitation, any claims set forth on EXHIBIT "4.26".

           3.2.12 REBATES. Any and all liabilities or obligations of Seller in respect of rebates payable to any of Seller's customers relating to products sold, ordered or shipped before the Closing Date pursuant to the terms of Seller's agreements with any such customers.

           3.2.13 BONUSES. Any and all liabilities or obligations of Seller for bonus payments to its employees for periods prior to the Closing Date.

           3.2.14 EXCLUDED ASSETS. Any liabilities or obligations arising out of or relating to the Excluded Assets.


                                   ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF
                            SELLERS AND SHAREHOLDERS

        Seller and Shareholders, jointly and severally, represent and warrant the following to Buyer (and acknowledge and confirm that Buyer is relying on these representations and warranties in entering into this Agreement and that full, fair and adequate consideration as described in this Agreement has been received therefor).

        SECTION 4.1 ORGANIZATION, STANDING AND POWER. Seller is duly organized, validly existing and in good standing under the laws of the State of New York and has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it. Seller is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the Business.

        SECTION 4.2 SUBSIDIARIES.  Other than the securities described in
Section 1.2.9, Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (the "SUBSIDIARIES").

        SECTION 4.3 OFFICERS, DIRECTORS AND SHAREHOLDERS. The authorized capital stock of Seller consists of 300 shares of common stock without par value, all of which are currently issued and outstanding (the "COMMON STOCK"). The Common Stock constitutes all of the shares of Corporation and all of such shares are owned beneficially and of record by Shareholders and are referred to herein as the "SHARES". All of the Shares are validly issued, fully paid, nonassessable, and have been so issued in full compliance with all applicable federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.

        SECTION 4.4 AUTHORITIES AND CONSENTS. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Seller. Seller and Shareholders represent and warrant that they have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement and that no consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Seller, and no consent or approval of or notice to any other person or entity (except consents, approvals and notices required in connection with contracts and leases listed in Exhibits "4.14" and "4.24") is required in connection with the execution and delivery by Seller and Shareholders of this Agreement or the consummation by Seller and Shareholders of the transactions contemplated hereby.

        SECTION 4.5 NO BREACH OR VIOLATION. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, does not and will not result in or constitute any of the following: (i) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or violation, of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Seller, or any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Seller is a party or by which it or its property is bound, except as set forth in EXHIBIT "4.5" hereto; (ii) an event that would permit any party to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligation of Seller; or
(iii) the creation or imposition of any lien, charge or encumbrance on any of the properties of Seller.

        SECTION 4.6 FINANCIAL STATEMENTS. There have heretofore been delivered to Buyer: (i) compiled financial statements including balance sheets, statements of income and retained earnings and statements of cash flows for Seller as of and for the years ended December 31, 1995 and December 31, 1996, all compiled by Fox & Juran, whose reports with respect to said statements are included therein (the "FINANCIAL STATEMENTS"); and (ii) an unaudited balance sheet and statement of income and retained earnings for Seller as of and for the year ended December 31, 1997, prepared internally by Seller and subject to year-end adjustments (the "DECEMBER 31, 1997 FINANCIALS").

        The Financial Statements: (i) are in accordance with the books of account and records of Seller; (ii) are true and correct statements of Seller's financial position and the results of its operations as of the date and for the period therein specified; (iii) have been prepared in accordance with generally accepted accounting principles consistently applied; and (iv) have been prepared in accordance with generally accepted accounting principles consistently applied; and (iv) while they omit substantially all of the disclosures required by generally accepted accounting principles, do not include or omit to state any fact which renders such financial statements materially misleading. The December 31, 1997 Financials: (i) are in accordance with the books of account and records of Seller; (ii) to the best of Seller's or Shareholders' knowledge, are true and correct statements of Seller's financial position and the results of its operations as of the date and for the period therein specified; (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except for (x) the omission of required disclosures and (y) the lack of verification of the liability to the United States Postal Service reflected therein while they omit substantially all of the disclosures required by generally accepted accounting principles, to the best of Seller's or Shareholders' knowledge, do not include or omit to state any fact which renders such financial statements materially misleading.

        SECTION 4.7 BOOKS AND RECORDS. The stock record books of Seller are complete and correct. The books, records and accounts of Seller maintained with respect to the Business accurately and fairly reflect the transactions, assets and liabilities of Seller with respect to the Business in all material respects.

        SECTION 4.8 UNDISCLOSED LIABILITIES. Except as set forth in EXHIBIT "4.8", Seller has no material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, which should have been so reflected or reserved against or disclosed in the Seller's balance sheet dated as of December 31, 1997, included in the December 31, 1997 Financials, except for those that may have been incurred subsequent to the date of that balance sheet. All debts, liabilities and obligations incurred after December 31, 1997 were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

        SECTION 4.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in EXHIBIT "4.9", since December 31, 1997, Seller has not:

           A. Declared, set aside or paid any dividend or other distribution in respect of its capital stock or otherwise (including bonus distributions to Shareholders) or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock;

           B. Sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity or other similar or dissimilar event (whether or not covered by insurance), materially and adversely affecting its condition (financial or otherwise), earnings, business, assets, liabilities, properties, operations or prospects;

           C. Had any material adverse change in its condition (financial or otherwise), earnings, business, assets, properties, liabilities, or operations;

           D. Issued, authorized for issuance, or sold any equity security, bond, note or other security, or granted, or entered into, any commitment or obligation to issue or sell any such equity security, bond, note or other security, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise;

           E. Incurred additional debt for borrowed money, or incurred any obligation or liability (fixed, contingent or otherwise) except in the ordinary and usual course of its business;

           F. Paid any material obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit or appeal, pending or threatened against it or any of its assets or properties, except in the ordinary and usual course of its business;

           G. Mortgaged, pledged, otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, except for liens for current taxes which are not yet due and payable and purchase-money liens arising out of the purchase or sale of products or services made in the ordinary and usual course of its business;

           H. Sold, transferred, leased, licensed or otherwise disposed of any asset or property, tangible or intangible, except in the ordinary and usual course of its business, or discontinued any product line or the manufacture, sale or other disposition of any of its products or services;

           I. Purchased or otherwise acquired any debt or equity securities of any corporation, partnership, joint venture, firm or other entity;

           J. Made any expenditure for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of its business;

           K. Entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business and not involving an amount in any case in excess of $25,000.00;

           L. Waived any right or claim or canceled any debts or claims other than in the ordinary and usual course of its business or voluntarily suffered any extraordinary losses;

           M. Sold, assigned, transferred or conveyed any property rights, except in the ordinary and usual course of business;

           N. Effected any material amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement;

           O. Paid to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than base wages, salaries and benefits;

           P. Effected any change in its directors or executive management;

           Q. Effected any amendment or modification in its Articles of Incorporation or By-Laws;

           R. Had any labor trouble that has or might reasonably be expected to materially and adversely affect its condition (financial or otherwise), earnings, business, assets, liabilities, properties, or operations;

           S. Changed its accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates);

           T. Revalued any of its assets;

           U. Other than in the ordinary course of business, increased the salary or other compensation payable or to become payable to any of its officers, directors or employees, or declared, paid or committed to pay a bonus or other additional salary or compensation to any such person;

           V. Made any loan to any person or entity, or guaranteed any loan;

           W. Had any other event or condition of any character that has or might reasonably be expected to have a material and adverse effect on its condition (financial or otherwise), earnings, business, assets, liabilities, properties, or operations; or

           X. Agreed, committed or entered into any other understanding to do any of the things described in the preceding Subsections A through W.

        SECTION 4.10 TAXES. Except as set forth in EXHIBIT "4.10" within the times and in the manner prescribed by law, Seller has filed all tax returns required to be filed and has properly accrued, paid or made adequate provision for payment of all taxes upon it, its properties, income or franchises, due and payable on or before the date hereof. Except as set forth in EXHIBIT "4.10", there are no claims pending against Seller for past-due taxes, nor has Seller been notified of any such claims. Except as set forth in EXHIBIT "4.10", (i) there are no present disputes or discussions with federal, state, local, foreign, commonwealth or other authorities with respect to any taxes of any nature payable by Seller, and (ii) there are no outstanding waivers or agreements by Seller for the extension of the time for the assessment of any tax. The tax returns of Seller, if audited, have been finally determined by the Internal Revenue Service or other taxing authority, or otherwise closed, and any penalties, deficiencies, assessments, additions to tax and interest proposed as a result of such audits have been paid or settled. The charges, accruals and reserves for taxes reflected in the balance sheet as of December 31, 1997, and included in the December 31, 1997 Financials, are adequate for any and all taxes for the period ending the date of such balance sheet and for all prior periods, whether or not disputed. As used in this Section 4.10, the terms "tax" and "taxes" refer to any tax, assessment, additions to tax, fee, penalty, interest or other governmental charge imposed by any federal, state, county, local, foreign, commonwealth or other governmental entity. Seller has never filed, nor will it file, any consent under Section 341(f) of the Internal Revenue Code of 1986, as amended on or before the Closing Date.

        SECTION 4.11 RECEIVABLES AND ACCOUNTS PAYABLE. Except as set forth in EXHIBIT "4.11", all Receivables are carried at values determined in accordance with generally accepted accounting principles consistently applied, reflect all material pertinent facts known to Seller as of the date hereof, and represent valid and binding obligations of the debtors requiring no further performance by Seller and are collectible in full, subject to the reserve, without any set-off whatsoever substantially within 90 days from the date on which such receivable was created. Except as set forth in EXHIBIT "4.11", reserves for doubtful accounts have been established on the books of Seller in accordance with generally accepted accounting principles consistently applied and are reflected on the December 31, 1997 Adjusted Balance Sheet as of such date. The accounts payable listed in Exhibit 3.1.1 are all of the accounts payable of Seller as of December 31, 1997 and such list is complete and accurate as of such date.

        SECTION 4.12 INVESTMENTS AND INVESTMENT SECURITIES. Seller has no interest, of record or beneficial, direct or indirect, in any governmental bonds or notes, other investment securities assets held for investment except as set forth in EXHIBIT "4.12".

        SECTION 4.13 REAL PROPERTY.

           A. EXHIBIT "4.13" sets forth a complete and accurate address of each parcel of real property, together with all buildings, fixtures and other improvements located thereon (collectively, the "REAL PROPERTY") which is either owned by or leased to Seller.

           B. To the best of Seller's and Shareholders' knowledge, the Real Property and the current and currently planned use thereof by Seller is and will be in material compliance with all applicable use restrictions and/or lease covenants.

           C. No notice of violation of any applicable federal, state or local statute, law, ordinance, rule, regulation, order or requirement, or of any covenant, condition, restriction or easement affecting the Real Property or with respect to the use or occupancy of the Real Property, has been given to Seller by any governmental authority having jurisdiction over the Real Property or by any other person entitled to enforce the same.

           D. Seller has not subjected, and will not hereafter subject, the Real Property or any portion thereof to any lease (except a lease by Seller), sublease, tenancy, concession, license, occupancy agreement or similar right, mortgage, deed of trust, lien, encumbrance, claim, charge, equity, covenant, condition, restriction, easement, right of way or other matter affecting the Real Property or any portion thereof except as set forth in Exhibit "4.13", other than any of the foregoing that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business or financial results of Seller.

           E. To the best of Seller's or Shareholders' knowledge, there are no unpaid taxes, assessments (special, general or otherwise) or bonds of any nature affecting the Real Property or any portion thereof, that are due and payable by Seller.

        SECTION 4.14 LEASES. EXHIBIT "4.14" lists all leases, rental agreements, conditional sales contracts and other similar agreements (collectively, "LEASES"), as amended, which cannot be terminated by Seller
without liability    at any time upon 30 days' notice or which involve payment
by Seller in the future of more than $25,000.00, under which Seller holds or uses any real or personal property or leases any of the same to others. Seller has complied with the material provisions of all Leases, and all such Leases are valid and enforceable by Seller in accordance with their terms, except as limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and by limitations on enforceability applicable to contracts generally. Notwithstanding anything contained in the Leases, Seller has such title to or interests thereunder as are necessary to continue to conduct its business as presently conducted or as presently proposed to be conducted, and to the best of Seller's or Shareholders' knowledge there is no title defect to which any of the Leases is subject which might reasonably be expected at any time to have a material adverse effect on Seller or its condition (financial or other), earnings, assets, liabilities, business, or operations. Exhibit "4.14" sets out any and all advances, deposits and prepayments made by Seller under the Leases.

        SECTION 4.15 ENVIRONMENTAL MATTERS.

           A. None of the operations or property of Seller is or has been subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any requirements of law derived from or relating to all federal, state and local laws relating to or addressing the environment, health or safety (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section Section 9601 et seq., Occupational Safety and Health Act, 29 U.S.C. Section Section 651 et seq., Resource Conservation and Recovery Act, 42 U.S.C. Section
      Section 6901 et seq., Clean Air Act, 42 U.S.C. Section Section 7401 et seq., Federal Water Pollution Control Act, 33 U.S.C. Section Section
      1251 et seq., and any similar federal or state acts or statutes now in effect), which requirements are sometimes herein collectively referred to as the "ENVIRONMENTAL LAWS".

           B. Neither Seller nor the Shareholders have any knowledge of a "RELEASE" (defined as any spill, emission, leaking, deposit, discharge, dispersal or other release) nor has Seller filed any notice under any applicable Environmental Laws reporting such Release into the indoor or outdoor environment or into or out of any of the Real Property (including movement in or through the air, soil, surface water, groundwater or property) of a "CONTAMINANT" (defined as any hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any constituent of any of the foregoing, including such items as are defined under any federal, state or local law or regulation), or indicating past or present treatment, storage
      (other than for less than 90 days) or disposal of a "HAZARDOUS WASTE" (as that term is defined under 40 Code of Federal Regulations Part 261 or any state equivalent) or reporting a material violation of any applicable Environmental Laws, other than Releases that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business or financial results of Seller.


           C. Neither Seller nor the Shareholders have received any written notice, claim or report from any governmental authority or third party to the effect that Seller is or may be liable to any other person or entity as a result of the Release or threatened Release of a Contaminant into the environment.

        SECTION 4.16 PROPRIETARY RIGHTS. EXHIBIT "4.16" contains a list and brief description of all trade names, trademarks, trademark registrations and applications for registration, service marks, patent rights, patent applications, trade secrets, copyrights and applications therefor (herein collectively referred to as "PROPRIETARY RIGHTS") owned by Seller, used in the conduct of its business, or in which Seller has any rights or licenses immunities and of all patent licensing and similar arrangements to which Seller is a party. All Proprietary Rights are, valid and in full force and effect.

        SECTION 4.17 NON-INFRINGEMENT; AGREEMENTS. To the best of Seller's or Shareholders' knowledge, except as set forth in EXHIBIT "4.17", no Proprietary
Right is the subject of litigation or other adversarial proceedings.   To the
best of Seller's or Shareholders' knowledge, no present or presently proposed operation or activity of Seller infringes the rights of any other person or entity, and no person or entity is infringing the Proprietary Rights of Seller in any material respect. Seller has the right and authority, including without limitation adequate licenses, to use such Proprietary Rights as are necessary to enable Seller to conduct and continue to conduct all phases of its business in the manner presently conducted by it. Except as set forth in EXHIBIT "4.17", Seller is not a party to or bound by any license or agreement requiring the payment by it of any royalty, override or similar payment in connection with any activity conducted or to be conducted by it. Except as provided for by the terms of contracts with governmental authorities, Seller is not a party to any agreement: (i) prohibiting restricting its use or sale of any special device, item, customer list, secret process or the like; or (ii) limiting its business to any territory, pricing policy or customers; or (iii) requiring exclusive dealing or otherwise in restraint of its business.

        SECTION 4.18 INSURANCE. All policies of liability, theft, life, fire, title and other forms of insurance and surety bonds (including, without limitation, any standby letters of credit), insuring Seller, its directors, officers, employees, properties, assets and business are listed and briefly described on EXHIBIT "4.18". All of said policies are valid and in good standing. Seller has not experienced losses or made claims under any of such policies which are extraordinary for a company of its size except as are set forth on EXHIBIT "4.18".

        SECTION 4.19 INTERESTED TRANSACTIONS. Seller has no contract or agreement (oral or written) with, any outstanding loans to or from, or any outstanding liabilities (except for no more than one month's salary at no more than the current annual rate) to any officer, director, employee or stockholder of Seller or any relative of any such person or any corporation or other entity in which any of such persons has a material financial interest, direct or indirect, or of which any such person is an officer, director or partner, except as set forth in EXHIBIT "4.19".

        SECTION 4.20 CUSTOMERS AND SALES. To the best of Seller's or Shareholders' knowledge, there are no facts or circumstances indicating that any customer who has ordered products or services from Seller which have not yet been delivered intends to cancel such order. To the best of Seller's or Shareholders' knowledge, no customer of Seller whose annual purchases exceed $250,000 intends to cease doing business with Seller, or materially alter the amount of the business that they are presently doing with Seller.

        SECTION 4.21 EXISTING EMPLOYMENT CONTRACTS AND/OR REMUNERATION AGREEMENTS. EXHIBIT 4.21 sets forth a complete and accurate list of all employment contracts or other agreements or arrangements providing for employee remuneration or benefits to which Seller is a party or by which Seller is bound, copies of the originals of which have been provided to Buyer. All such contracts and arrangements are in full force and effect, and neither Seller nor, to the best of Seller's or Shareholders' knowledge, any other party is in default under any such contract or arrangement, nor are there any material amendments, modifications, changes or releases thereto, written or oral. To the best of Seller's or Shareholders' knowledge, there have been no claims of defaults and there are no facts or conditions which if continued, or upon notice, will result in a default under such contracts or arrangements. There is no pending labor dispute, strike or work stoppage affecting the business of Seller, nor, to the best of Seller's or Shareholders' knowledge, has any labor dispute, strike or work stoppage been threatened in writing.

        SECTION 4.22 EMPLOYEE BENEFITS PLANS. EXHIBIT 4.22 sets forth a complete and accurate list of the Plans (including any plan within the meaning of Section 3(3) of the Employment Retirement Income Security Act, "ERISA"), to which Seller is a party or by which Seller is bound, copies of which have previously been delivered to Buyer. There are no unfunded liabilities or other obligations of Seller with respect to any of the Plans except as set forth on
Exhibit 4.22 hereto. All of the Plans are in material compliance with ERISA and any and all other laws applicable to their formation and ongoing operation.

        SECTION 4.23 WORKERS COMPENSATION; EMPLOYMENT DISCRIMINATION; LABOR RELATIONS. Seller has complied in all material respects with all applicable federal, state and local laws, rules, regulations and executive orders relating to employment, all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees and the payment of premiums and benefits under applicable worker compensation laws. There are no employment discrimination proceedings by any employee or former employees against Seller currently pending or, to the best of Seller's and Shareholders' knowledge, threatened, before any state or federal court or state or federal administrative agency, tribunal, commission or board and, to the best of Seller's or Shareholders' knowledge, no facts or circumstances exist which might reasonably be expected to result in the filing or commencement of any such proceeding. All currently pending or outstanding worker's compensation claims are listed on EXHIBIT "4.23" attached hereto and all such claims are fully insured against. To the best of Seller's or Shareholders' knowledge, there is no effort being made to organize the employees of Seller into any collective bargaining unit or to solicit them to join any labor organization. Seller is not bound by any prior court, administrative agency, tribunal, commission or board, decree, judgment, decision, arbitration agreement or settlement relating to collective bargaining agreements, conditions of employment or, to the best of Seller's or Shareholders' knowledge, attempts to organize a collective bargaining unit which may adversely affect the business and affairs of Seller or the transactions contemplated hereby. Except as set forth on EXHIBIT "4.23", there is no unfair labor practice complaint against Seller pending before the National Labor Relations Board.

        SECTION 4.24 OTHER CONTRACTS. EXHIBIT "4.24" lists and briefly describes all contracts, agreements, commitments, guarantees, letters of intent, understandings or other arrangements of a contractual nature, written or oral (including, but not limited to, franchise, patent, trademark and royalty agreements), other than outstanding contracts, agreements and purchase orders made in the ordinary course of business and other than as listed in any other schedule hereto, to which Seller is a party and which: (i) involve payment by Seller of more than $25,000.00; or (ii) materially affect the condition (financial or other), earnings, assets, liabilities, business, or operations of Seller. Seller has, to the best of Seller's or Shareholders' knowledge, complied in all material respects with the provisions of all contracts under which it is bound, and is not in material default and has not claimed default under any thereof.

        SECTION 4.25 OFFICERS AND DIRECTORS, ETC. EXHIBIT "4.25" is a true and complete list of:

           A. The names of all present officers and directors of Seller, their current annual salaries or other compensation (such as, but not limited to, consultants' fees) and including all bonuses, whether deferred, accrued or otherwise, which were paid or accrued during 1997, and all employment and consultant agreements (copies of which have been provided to Buyer); and

           B. The names, titles and annual compensation of all salaried employees of Seller whose compensation (in whatever form) from Seller as of the date hereof will equal or exceed or which will be likely to exceed an annual rate of $75,000 in 1998 or which equaled such amount in the year ended December 31, 1997.

        SECTION 4.26 LITIGATION AND CLAIMS. Except as set forth on EXHIBIT "4.26", there is: (i) no action, suit, proceeding, claim or investigation pending or, to the best of Seller's or Shareholders' knowledge, threatened, in any court or before any arbitrator or before or by any federal, state or other governmental department, commission, bureau, agency or instrumentality, domestic or foreign; and (ii) to the best of Seller's or Shareholders' knowledge, no other unresolved claim made against Seller or affecting it or its properties or business, or the transactions contemplated by this Agreement or any factual or legal basis for any such action, suit, proceeding, claim or investigation, which would materially affect any of the same. All correspondence, memoranda and other written notifications (collectively, "COMPLAINTS") which Seller has received within the 12 months preceding the date hereof concerning, or relating to, complaints or expressions of dissatisfaction with the products, services or personnel of Seller, which Complaints, either individually, or in the aggregate, might reasonably be expected to result in a material adverse change to the condition (finanical or other), earnings, business, assets, or operations of Seller are listed on EXHIBIT "4.26" and Buyer has been provided with accurate and complete copies of same. Except as set forth on EXHIBIT "4.26", Seller is not presently engaged in any legal action to recover monies due to it or damages sustained by it.


        SECTION 4.27 INVENTORY. The inventory of Seller, including all raw materials, work-in-process and finished goods, reflected in the Financial Statements, and the inventory acquired since the date thereof, net, in each case, of provisions for shrinkage and obsolescence, if any, reflected on the Financial Statements and Seller's books and records, are and will at the Closing Date consist of items of a quantity and quality which are usable and salable in the ordinary course of the business of Seller consistent with past practice.

        SECTION 4.28 BANK ACCOUNTS, GUARANTEES AND POWERS. EXHIBIT "4.28" sets forth: (a) a list of all accounts, borrowing resolutions and deposit boxes maintained by Seller at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts and with access to such boxes; (b) all agreements or commitments of Seller guaranteeing the payment of money or the performance of other contracts by Seller or by any third persons; and (c) the names of all persons, firms, associations, corporations or business organizations holding guard or special powers of attorney from Seller, together with a summary of the terms thereof.

        SECTION 4.29 GENERAL LIABILITY. To the best of Seller's or Shareholders' knowledge there is no statement of facts or the occurrence of any event that would reasonably be expected to form the basis for any present tort claim against Seller not covered by insurance.

        SECTION 4.30 OTHER TANGIBLE PERSONAL PROPERTY. EXHIBIT "4.30" contains a complete and accurate list and brief description of all machinery, tools, dies, appliances, vehicles, furniture, equipment (including essential replacement parts) and other tangible personal property of any kind and description, other than inventories, owned or leased by Seller (the "TANGIBLE PERSONAL PROPERTY"). The Tangible Personal Property constitutes all tangible personal property necessary for the conduct by Seller of its business as now conducted. All motor vehicles listed on EXHIBIT "4.30" have passed emission standards examinations required by applicable law. Except as stated in EXHIBIT "4.30", no Tangible Personal Property used by Seller in connection with its business is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, or is located other than in the possession of Seller.

        SECTION 4.31 TITLE TO ASSETS. Except for the property set forth on EXHIBIT "4.31" and property leased by Seller, Seller has good and marketable title to all its assets and interests in assets, whether real, personal, mixed, tangible and intangible, that are used in its business. All these assets are free and clear of mortgages, liens, pledges, charges, encumbrances, claims, easements, rights of way, covenants, conditions or restrictions, except for:
(i) those disclosed in Seller's balance sheet included in the December 31, 1997 Financials; (ii) the lien of current taxes not yet due and payable; and (iii) minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair business operations. All real property and tangible personal property of Seller is in good operating condition and repair, ordinary wear and tear excepted. Seller is in possession of all premises leased to it from others. No officer, nor any director or employee of Seller, nor any spouse, child or relative of any of these persons, owns or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to or any copyrights, patents, trademarks, trade names or trade secrets licensed by Seller.


        SECTION 4.32 INVESTMENT REPRESENTATIONS. In connection with Seller and/or Shareholders potential acquisition of Lason Shares pursuant to Sections
2.1 and 2.3 hereof:

           A. Seller and Shareholders were given the Prospectus of Lason, Inc. dated August 22, 1997 and the opportunity to ask questions and receive answers concerning Lason, Inc. and the terms and conditions of the offer and sale and to obtain any additional information possessed by Lason, Inc. or which Lason, Inc. could acquire without unreasonable effort or expense necessary to verify the accuracy of the information provided to Seller and Shareholders about Lason, Inc.;

           B. Seller and the Shareholders are acquiring the Lason Shares solely for their own account for investment and not with the view to sale or distribution of the Lason Shares acquired hereunder or any portion thereof and not with any intention of selling, offering to sell, or otherwise disposing of or distributing the Lason Shares acquired hereunder or any portion thereof;

           C. Seller and the Shareholders have received all information each deemed necessary and appropriate to enable such entity or person to evaluate the financial risk inherent in making an investment in the Lason Shares;

           D. Each Shareholder is an accredited investor as such term is defined in Regulation D, Rule 501 under the Securities Act of 1933, as amended (the "1933 ACT"), or is sophisticated in financial matters and able to evaluate the risk and benefits of an investment in Lason, Inc.; and

           E. Seller and the Shareholders represent and warrant that each will not sell, assign or transfer any of the Lason Shares received as part of the Purchase Price except (i) pursuant to an effective registration statement under the 1933 Act; or (ii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Buyer, is not required to be registered under the 1933 Act.

        SECTION 4.33 BEST KNOWLEDGE. The term "TO THE BEST OF SELLER'S OR SHAREHOLDERS' KNOWLEDGE," or equivalent terms, as used to qualify any of the foregoing representations and warranties, means actual knowledge of a Shareholder as to the subject matter of such representations and warranties.

        SECTION 4.34 ACCURACY AND COMPLETENESS OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made by Seller and Shareholders in this Agreement and no statement contained in any document or instrument delivered or to be delivered to Buyer pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a known material fact, or omits or will omit to state a known material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE 5

            REPRESENTATIONS AND WARRANTIES OF BUYER AND LASON, INC.

        Buyer with respect to Buyer and Lason, Inc. with respect to Lason, Inc., hereby represent and warrant to Seller and Shareholders as follows:

        SECTION 5.1 ORGANIZATION. Buyer and Lason, Inc. are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and have the corporate power and are duly authorized to carry on their businesses where and as now conducted and to own, lease and operate properties as they now do.

        SECTION 5.2 AUTHORIZATION. The execution, delivery and performance of this Agreement by Buyer and Lason, Inc. and the Guaranty attached hereto by Lason Inc., and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of each. Buyer and Lason, Inc. represent and warrant that they have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement (and with respect to Lason Inc., the Guaranty) and that no consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Buyer and Lason, Inc., and no consent or approval of or notice to any other person or entity is required in connection with the execution and delivery by Buyer and Lason, Inc. of this Agreement or Guaranty or the consummation by Buyer and Lason, Inc. of the transactions contemplated hereby.

        SECTION 5.3 NO BREACH. The execution, delivery and performance of this Agreement by Buyer and Lason, Inc. and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute any of the following:
(i) a breach of any term or provision of this Agreement; (ii) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Buyer or Lason, Inc.; (iii) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of, or any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Buyer of Lason, Inc. is a party or by which it or its property is bound; (iv) an event that would permit any party to terminate or rescind any agreement to accelerate the maturity of any indebtedness or other obligation of Buyer or Lason, Inc.; or (v) the creation or imposition of any lien, charge or encumbrance on any of the properties of Buyer or Lason, Inc.

        SECTION 5.4 NO BREACH BY SELLER. Buyer and Lason, Inc. know of no facts or circumstances that may tend to cause, or relate to, an existing or potential breach or default by Seller of the material terms, conditions, representations and warranties set forth herein.

        SECTION 5.5 VALIDLY ISSUED. The total authorized number of shares of capital stock which Lason, Inc. has authority to issue is 20,000,000 shares of Common Stock, par value of $0.01 per share, of which as of December 31, 1997, 11,637,640 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which as of December 31, 1997, no shares are issued and outstanding. Additionally, as of December 31, 1997, certain persons hold options to acquire approximately 868,828 shares of Lason Common Stock. When issued in accordance with the terms of this Agreement, the Lason Shares will be validly issued, fully paid and non-assessable. Except with respect to the foregoing and future acquisitions by Lason, Inc., at December 31, 1997, there are no other outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Lason, Inc. to issue any additional shares of its capital stock of any class. Notwithstanding the above, Lason, Inc. intends to issue additional securities in connection with, among others, future acquisitions and employee compensation

        SECTION 5.6 TRADING ON THE NASDAQ NATIONAL MARKET. The shares of Lason Common Stock are currently registered for trading on the NASDAQ National Market under the symbol "LSON". As soon as practicable, and in any event within 60 days following the Closing Date, Lason, Inc. will prepare and file the applicable listing application with respect to the Lason Shares with the NASDAQ National Market and will use commercially reasonable efforts to cause such Lason Shares to be so listed as promptly as practicable following such filing.

        SECTION 5.7 LASON, INC. PROSPECTUS. The Lason Prospectus dated August 22, 1997 and its most recent Form 10-Q do not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the condition (financial or otherwise), earnings, business, assets, liabilities, properties, or operations or prospects of Buyer or Lason, Inc. since August 22, 1997.

                                   ARTICLE 6

                       FURTHER AGREEMENTS OF THE PARTIES

        SECTION 6.1 ACCESS TO INFORMATION. Buyer and its representatives may make such investigation of the properties, assets and business of Seller as Buyer may reasonably request, and Seller shall give to Buyer and to its counsel, accountants and other representatives, full access during normal business hours to all of the properties, books, contracts, commitments, records and files of Seller, and shall furnish to Buyer all such documents and copies of documents (certified as true and complete if requested) and such information concerning the business and affairs of Seller as Buyer may reasonably request. Such investigation shall not be deemed in any way to diminish the liability of Seller and Shareholders in respect of the representations, warranties, schedules, certificates or agreements given hereunder. Buyer shall promptly make Seller and Shareholders aware of any alleged breaches of covenants or alleged misrepresentations, if any, discovered as a result of such investigation.

        SECTION 6.2 CONDUCT OF BUSINESS BY SELLER. From the date hereof until the Closing Date, except as Buyer may previously consent in writing, Seller shall:

           A. Carry on its business and activities in the ordinary course as previously carried on, and shall not make or institute any methods of management, accounting or operation that will vary materially from those methods used by Seller as of the date of this Agreement. Without limitation of the generality of the foregoing, Seller shall not enter into any agreement or arrangement involving the sale or lease of a material portion of its assets or the granting of any preferential right to purchase such assets, properties or rights, except in connection with the sale or lease of inventory to customers in the ordinary course of business;

           B. Maintain in full force and effect the insurance policies listed in EXHIBIT "4.18" to this Agreement;

           C. Make no change in its Articles of Incorporation or By-Laws, except to change its name as contemplated herein;

           D. Enter into no contract or commitment, except contracts or commitments entered into in the ordinary course of business, none of which (other than inventory purchases customary in nature and amount) shall involve payment by Seller of more than $25,000.00;

           E. Terminate none of the contracts or agreements listed in EXHIBIT "4.24" or modify any of said contracts or agreements except in accordance with their terms;

           F. (i) Grant no increase in salaries or compensation payable or to become payable by it to any officer, employee, sales agent or representative, other than increases in customary amounts pursuant to normally scheduled salary reviews; or (ii) increase no benefits payable under any employee plan or otherwise to any officer, employee, sales agent or representative;

           G. Duly comply in all material respects with all laws, regulations, ordinances, orders, injunctions and decrees applicable to it and to the conduct of its business;

           H. Encumber or mortgage none of its property or incur no liability for borrowed money, other than in the ordinary course of business, make no loans or advances to or assume, guarantee, endorse or otherwise become liable with respect to, the obligations of any other person, firm or corporation;

           I. Acquire or agree to acquire none of the assets or capital stock of any other person, firm or corporation, except for purchases from suppliers in the ordinary course of business;

           J. Make or agree to make no capital expenditures in excess of $25,000.00 for any single item, or $50,000.00 in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of $25,000.00;

           K. Maintain and keep its properties and facilities in as good condition and working order as at present, except for depreciation through ordinary wear and tear;

           L. Perform all of its obligations under contracts relating to or affecting its assets, properties and rights, except for non-material failures;

           M. Not do, or agree to do, except in the ordinary course of business, any of the following acts: (i) pay any obligation or liability, fixed or contingent, other than current liabilities; (ii) waive or compromise any right or claim; or (iii) cancel, without full payment, any note, loan or other obligation owing to Seller;

           N. Enter into no negotiations or agreements with any governmental authority (other than negotiations or agreements for the purchase of goods or services from Seller) which would reasonably be expected to result in a material adverse effect with respect to the future operation of its business;

           O. Write off none of the receivables on its books, except in the ordinary course of business; and

           P. Enter into a lease for real property with any Shareholder or any persons or entities affiliated with him.

        SECTION 6.3 CONSENTS. Seller shall obtain the consent, waiver or approval of all persons whose consent is required to the consummation of the transactions contemplated hereby, in form and substance satisfactory to Buyer.

        SECTION 6.4 COMMUNICATIONS. Each party hereto agrees to consult and obtain the prior approval of the other parties, which approval shall not be unreasonably withheld or delayed, on reasonable notice as to the content of any press releases or any written statements for general circulation regarding the subject contained in this Agreement.

        SECTION 6.5 UPDATING OF SCHEDULES. From the date hereof until the Closing Date, Seller shall keep up to date all of the schedules, exhibits and certificates furnished (or to be furnished) under this Agreement, and shall promptly notify Buyer of any changes, additions or events which may, after the lapse of time, cause any change or addition thereto.

        SECTION 6.6 DELIVERY OF LASON STOCK CERTIFICATE. Buyer and Lason, Inc. shall cause the Transfer Agent (as hereinafter defined) to issue and deliver to Shareholders certificates registered in Shareholders' names evidencing the Lason Shares within seven (7) days following the Closing Date.

        SECTION 6.7 REGISTRATION OF LASON COMMON STOCK. If subsequent to the Closing but prior to the time Seller or Shareholders may sell all of the Lason Shares without restriction pursuant to Rule 144(k) under the Securities Act of 1933, as amended, (the "Act"), the provision of such Rule 144(k) are amended so as to prohibit Seller or Shareholders from selling the Lason Shares in the same quantities and at the same times as they are permitted to do under Rule 144(k) on the date hereof, Seller or Shareholders shall have the right to require Lason, Inc. to take the following actions:

           A. Subject only to the proviso set forth in the last sentence of this Section 6.7(A), Lason, Inc. shall, at its own cost and expense: (i) prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3, or other applicable form (the "Registration Statement") under the Act covering the Lason Shares that may be issued to Seller or any Shareholder pursuant to Sections 2.1 and
      2.3 hereof and naming Seller and each of the Shareholders as a "Selling Shareholder" in the Registration Statement prior to the end of the lock-up period described in this Agreement; (ii) have the Registration Statement declared effective by the SEC prior to the end of the lock-up period described in this Agreement; and (iii) maintain the Registration Statement in effect until the earlier of: (x) the sale of all of the Lason Shares by Seller or any of the Shareholders, as the case may be, and (y) the date Seller or any Shareholder may sell such shares without restriction pursuant to Rule 144(k) under the Act hereunder. Seller and Shareholders agree to cooperate and provide Lason, Inc. with all information and consents necessary to permit their inclusion as a "Selling Shareholder" in the Registration Statement. In the event that a Registration Statement on Form S-3 cannot be filed due to a change in government regulation, Lason, Inc. shall use its best efforts to accomplish registration through an alternative means.

           B. Lason, Inc. agrees to indemnify and hold harmless Seller and Shareholders against any losses, claims, damages or liabilities to which any of them may become subject insofar as such losses, claims, damages or liabilities arise out of any untrue statement of any material fact contained in the Registration Statement or arise out of the omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Lason, Inc. shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of an untrue statement or omission made in the Registration Statement in reliance upon and in conformity with information furnished to Lason, Inc. by Seller or any Shareholder.

           C. Seller and each of the Shareholders, as to their own acts or omissions only, agree to indemnify and hold harmless Lason, Inc. against any losses, claims, damages or liabilities to which Lason, Inc. may become subject insofar as such losses, claims, damages or liabilities arise out of any untrue statement of any material fact contained in the Registration Statement or arise out of the omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case solely to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished to Lason, Inc. by Seller or any of the Shareholders, as the case may be.

        SECTION 6.8 EMPLOYMENT CONTRACTS. Steven Fruchter, Philip Fruchter and Laurence Braun agree to all of the terms and conditions of those certain Employment Agreements in the forms attached hereto as Exhibit 6.8.A, Exhibit 6.8.B and Exhibit 6.8.C, except with respect to the blanks to be completed therein.

        SECTION 6.9 POSTAGE ESCROW. Seller shall at Closing pay out of the Cash Consideration the sum of $4,000,000 to Seyburn, Kahn, Ginn, Bess, Deitch and Serlin (the "POSTAGE ESCROW AGENT"), to be held in escrow by the Postage Escrow Agent pursuant to the terms and conditions of that certain escrow agreement (the "POSTAGE ESCROW AGREEMENT") attached hereto as EXHIBIT "6.9".

        SECTION 6.10 AMERICAN DISCOUNT MAIL CENTERS INC.. Promptly after Closing, Seller and Shareholders shall cause Seller's affiliated corporation, American Discount Mail Centers, Inc., a New Jersey corporation, to be dissolved.

                                   ARTICLE 7

                      CONDITIONS PRECEDENT TO OBLIGATIONS
                           OF SELLER AND SHAREHOLDERS

        The obligations of Seller and Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Seller and Shareholders may waive in writing in accordance with Section 12.5 below:

        SECTION 7.1 PERFORMANCE. Buyer shall have performed and complied with all agreements and covenants required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

        SECTION 7.2 REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants of Buyer and Lason, Inc., set forth in Article 5 hereof, shall be true and correct in all material respects on the date hereof, and on the Closing Date, as if made again at and as of such time, subject to any transactions which are contemplated or permitted by this Agreement.

        SECTION 7.3 CERTIFICATE OF OFFICER. Buyer shall have delivered to Seller certificates dated as of the Closing Date executed by the Chief Executive Officer of Buyer and an executive officer of Lason, Inc., in form and substance satisfactory to Seller, certifying the fulfillment of the conditions set forth in Sections 7.1 and 7.2 above.

        SECTION 7.4 LEGAL OPINION. Seyburn, Kahn, Ginn, Bess, Deitch and Serlin, P.C., counsel for Buyer and Lason, Inc., shall have delivered to Seller at Closing its opinion to the effect set forth in EXHIBIT "7.4".

        SECTION 7.5 AUTHORIZATION OF TRANSACTION. All actions necessary to authorize the execution, delivery and performance of this Agreement by Buyer and Lason, Inc., and the consummation of the transactions contemplated thereby, shall have been duly and validly taken by the Boards of Directors of Buyer and Lason, Inc.

        SECTION 7.6 LITIGATION. Immediately prior to the Closing Date, there shall be no litigation or proceeding: (i) pending or, to the best knowledge of any party hereto, threatened in writing against Buyer, Lason, Inc. or Seller, or any of their respective directors, officers or shareholders, or involving the assets or properties of any of them, for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that such consummation is improper; or (ii) pending against Buyer, Lason, Inc. or Seller which, if decided adversely, would adversely affect the right of Buyer to acquire the Purchased Assets or to continue the operations of the Business after the Closing Date. Immediately prior to the Closing Date, there shall be no governmental investigation pending or threatened which, in the reasonable judgment of Seller might lead to or result in any litigation or proceeding of the nature referred to in the foregoing sentence.

        SECTION 7.7 EMPLOYMENT AGREEMENTS/TERM OF EMPLOYMENT. Buyer shall have executed and delivered to Steven Fruchter, Philip Fruchter and Laurence Braun those certain Employment Agreements with Steven Fruchter, Philip Fruchter and Laurence Braun, respectively, in the forms attached hereto as Exhibit 6.8 A,
Exhibit 6.8 B. and Exhibit 6.8 C.

                                   ARTICLE 8

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

        The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as Buyer may waive in writing in accordance with Section 12.5 below:

        SECTION 8.1 AUTHORIZATION OF TRANSACTION. All action necessary to authorize the execution, delivery and performance of this Agreement by Seller and the Shareholders and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Seller and by the Shareholders.

        SECTION 8.2 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the condition (financial or otherwise), earnings, business, assets, liabilities, properties, operations of Seller, and there shall not have been any occurrence, circumstance or combination thereof (whether arising heretofore or hereafter), including litigation pending or threatened in writing, which might reasonably be expected to result in any such material adverse change before or after the Closing Date.

        SECTION 8.3 REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller and Shareholders contained in this Agreement shall be true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of such time, subject to any transactions that are contemplated as permitted by this Agreement, and Seller and Shareholders shall have performed or complied with all obligations, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

        SECTION 8.4 CERTIFICATE OF SELLER. Seller shall have delivered to Buyer a certificate dated as of the Closing Date executed by an officer of Seller and certificates executed by the Shareholders, in form and substance satisfactory to Buyer, certifying to the fulfillment of the condition set forth in Section 8.3 above.

        SECTION 8.5 LEGAL OPINION. Robinson Brog Leinwand Greene Genovese & Gluck, P.C., counsel for Shareholders and Seller, shall have delivered to Buyer at Closing its opinion to the effect set forth in EXHIBIT "8.5".

        SECTION 8.6 LITIGATION. Immediately prior to the Closing Date, there shall be no litigation or proceeding: (i) pending or, to the best knowledge of any party hereto, threatened against Buyer, Lason, Inc. or Seller, or any of their respective directors, officers or shareholders, or involving the assets or properties of any of them, for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that such consummation is improper; or (ii) pending against Buyer, Lason, Inc. or Seller which, if decided adversely, would adversely affect the right of Buyer to acquire the Purchase Assets or to continue the operations of the Business
after the Closing Date.  Immediately    prior to the Closing Date, there shall
be no governmental investigation pending or threatened which, in the reasonable judgment of the Buyer or Lason, Inc., might lead to or result in any litigation or proceeding of the nature referred to in the foregoing sentence.

        SECTION 8.7 THIRD PARTY CONSENTS. Prior to the Closing, Seller shall have obtained the written consent, waiver or approval of the persons referred to in Section 6.3.

        SECTION 8.8 EMPLOYMENT AGREEMENTS/TERM OF EMPLOYMENT. Steven Fruchter, Philip Fruchter and Laurence Braun shall have executed and delivered to Buyer those certain Employment Agreements with Buyer in the forms attached hereto as
Exhibit 6.8 A, Exhibit 6.8 B. and Exhibit 6.8 C.

        SECTION 8.9 TERMINATION OF NAME. Immediately prior to Closing, Seller shall have delivered to Buyer a copy of the certificate being filed by the Seller with the New York Secretary of State, terminating Seller's name "API SYSTEMS, INC." and an assignment of all of Seller's rights in and to such name.


        SECTION 8.10 RELEASE OF LIENS. Seller shall provide Buyer with releases of the liens set forth on EXHIBIT "8.10", provided that Seller shall be permitted to use the Cash Consideration to satisfy such liens and obtain such releases.


        SECTION 8.11 POSTAL PERMIT. On or before the Closing Date, Buyer shall have received from the United States Postal Service the permit(s) required to conduct the Business in the place(s) and in the manner theretofore conducted by Seller.


                                   ARTICLE 9

                                  THE CLOSING

        SECTION 9.1 TIME AND PLACE. The consummation of the transactions contemplated by this Agreement (the "CLOSING") has taken place concurrently with the executions hereof at the offices of Seller's counsel, Robinson Brog Leinwand Greene Genovese & Gluck, P.C. in New York, New York at 10:00 a.m., local time, on March 5, 1998 (the "CLOSING DATE").

        SECTION 9.2 SELLER AND SHAREHOLDERS' OBLIGATIONS AT CLOSING. At the Closing, Seller and Shareholders shall deliver to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel, against delivery of the items specified in Section 9.3:

           A. All warranty deeds, bills of sale and other documents or instruments of conveyance, transfer or assignment as shall be necessary or appropriate to vest or confirm in Buyer marketable title to all real estate included in the Purchased Assets and all right, title and interest of Seller and the Shareholders in and to all of the remainder of the Purchased Assets, all of which documents shall be in form and substance satisfactory to counsel for Buyer, acting reasonably.

           B. The opinion of counsel as provided in Section 8.5;

           C. The certificates executed by Seller's officer and Shareholders, dated the Closing Date, as provided in Section 8.4;

           D. The consents set forth in Section 8.7;

           E. On or before the Closing Date, but effective as of the Closing Date, Seller will terminate the employment of all of its employees and provide Buyer with a letter of termination to each of the employees in form and substance reasonably satisfactory to Buyer;

           F. The employment agreements referred to in Section 8.8;

           G. An assignment of all of Seller's right, title and interest in and to the names "American Presort" and "API Systems", if any;

           H. A correct and, as of the Closing Date, current list of all customers of Seller whose annual purchases in 1997 or 1996 exceeded $250,000;

           I. The Lock-Up Agreements referenced in Section 2.1 above;

           J. The Escrow Agreement referenced in Section 2.1 above;

           K. The Postage Escrow Agreement referenced in Section 6.9 above;

           L. A closing statement reflecting, among other things, the payment of the Purchase Price less payment of debt as contemplated herein;

           M. The release of all liens on any and all of the Purchased Assets;
      and

           N. Such other and further instruments as counsel for Seller and Buyer shall reasonably agree are necessary to consummate the transactions contemplated herein.

        SECTION 9.3 BUYER'S OBLIGATIONS AT CLOSING. At the Closing, Buyer shall deliver to Seller and Shareholders the following instruments and documents against delivery of the items specified in Section 9.2:

           A. The cash portion of the Purchase Price;

           B. Certified resolutions of Buyer's Board of Directors, in forms reasonably satisfactory to counsel for Seller, authorizing the execution, delivery and performance of this Agreement and all actions to be taken by Buyer under this Agreement;

           C. The certificates executed by Buyer's and Lason, Inc.'s officers, dated the Closing Date, as provided in Section 7.3;

           D. The opinion of counsel as provided in Section 7.4;

           E. Original Issue Order Form No. 1 addressed to the First Chicago Trust Company, the transfer agent for Lason, Inc. directing the transfer agent to issue shares of Common Stock of Lason, Inc. to Shareholders;

           F. The Escrow Agreement referenced in Section 2.1 above;

           G. The Postage Escrow Agreement referenced in Section 6.9 above;

           H. The employment agreements referred to in Section 8.8;

           I. A closing statement reflecting, among other things, the payment of the Purchase Price less payment of long-term debt as contemplated herein; and

           J. Such other and further instruments as counsel for Seller and Buyer shall reasonably agree are necessary to consummate the transactions contemplated hereby.



                                   ARTICLE 10

                           OBLIGATIONS AFTER CLOSING

        SECTION 10.1 SHAREHOLDERS' AGREEMENT TO REFRAIN FROM COMPETITION. Steven Fruchter, Philip Fruchter and Laurence Braun agree to refrain from competition and to maintain confidential information concerning Buyer for a term equal to the term of each person's Employment Agreement plus the 3 year period immediately thereafter (the "NONCOMPETITION PERIOD"), with respect to, inter alia, the Business in the states of New York, New Jersey and Connecticut or anywhere in the United States in which Buyer, Lason, Inc. or any of its subsidiaries or affiliates (the "Lason Group") is engaged in Business, all as set forth in their Employment Agreements, which

Employment Agreements are incorporated herein by reference. The foregoing shall not, however, be deemed to prevent Shareholders from owning, for investment purposes only, up to 5.0%, in the aggregate, of the securities of any corporation, the shares of which are traded on a securities exchange or in the over-the-counter market.

        SECTION 10.2 SELLER'S AGREEMENT TO REFRAIN FROM COMPETITION.

           A. NON-COMPETITION AND SOLICITATION. For and in consideration of $1,000.00, which is a portion of the Purchase Price, and the economic benefits accruing to Seller, Seller agrees that for the Non-Competition Period, Seller shall not, either directly or indirectly (and whether or not for compensation), work for, be employed by, own, participate or engage in, or have any interest in, any person, firm, entity, partnership, limited partnership, limited liability company, corporation or business (whether as an employee, owner, partner, member, shareholder, officer, director, agent, creditor, consultant or in any capacity which calls for the rendering of personal services, advice, acts of management, operation or control) which is substantially the same as or competitive with the Business in the states of New York, New Jersey and Connecticut or anywhere in the United States in which the Lason Group is engaged in Business (the "RESTRICTED TERRITORY"). The foregoing shall not, however, be deemed to prevent Seller from owning, for investment purposes only, up to 5.0% of the securities of any corporation, the shares of which are traded on a securities exchange or in the over-the-counter market.

           Seller further agrees that it shall not, directly or indirectly, at any time during the Noncompetition Period: (i) divert or attempt to divert from Buyer any Business whether in the Restricted Territory or not; (ii) solicit, contact, call upon or attempt to solicit, or provide services to, any of Buyer's customers, suppliers or actively sought potential customers or suppliers for the purpose of doing anything within the definition of the Business or any work reasonably related to the Business whether in the Restricted Territory or not; or (iii) induce or attempt to induce any person who is an employee of Buyer to leave the employ of Buyer.

           B. CONFIDENTIALITY. During the Noncompetition Period, Seller shall keep secret and shall not divulge, communicate, use to the detriment of Buyer or for the benefit of any other person or persons or misuse in any way any knowledge or information of a proprietary nature which it may know as a result of its association with and which is unique to Buyer ("CONFIDENTIAL INFORMATION"), including, without limitation, all trade secrets, information, computer programs, technical data, customer lists and unpublished matters relating to the business, assets, accounts, books, records, customers and contracts of Buyer. Seller may disclose Confidential Information if required by any judicial or governmental request, requirement or order; provided that Seller will take reasonable steps to give Buyer sufficient prior notice in order to contest such request, requirement or order.

           C. REMEDIES. Seller has had knowledge of the affairs, trade secrets, customers, potential customers and other proprietary information of Buyer, and Seller acknowledges and agrees that compliance with the covenants set forth in this Section 10.2 is necessary for the protection of the Business, goodwill and other proprietary interests of Buyer and that any violation of this Section 10.2 will cause severe and irreparable injury to the Business and goodwill of Buyer, which injury is not compensable by money damages. Accordingly, in the event of a breach (or threatened or attempted breach) of this Section 10.2, Buyer shall, in addition to any other rights and remedies, be entitled to immediate appropriate injunctive relief or a decree of specific performance, without the necessity of showing any irreparable injury or special damages.

           D. SEVERABILITY. The non-competition covenants in this Agreement shall be deemed to apply to each county within the State of New York, each State of the United States, and each other geographic area, including the United States in its entirety, separately, not collectively, and shall be severable as to each such county, state or other geographic area. If, in any judicial proceeding, any provisions of this Section 10.2(D) shall be found to be unenforceable or if a court shall refuse to enforce any of the covenants included herein, including the Non-Competition Period, then said unenforceable covenant(s) shall be deemed modified so as to become enforceable to the maximum extent permitted, and if such modification is not permitted, then such unenforceable covenant(s) shall be deemed eliminated from these provisions for the purpose of the proceeding to the extent necessary to permit the remaining separate covenants to be enforced. It is the intent and agreement of Buyer and Seller that these covenants be given the maximum force, effect and application permissible under law.

        SECTION 10.3 AUTHORIZATION TO BUYER CONCERNING MAIL. Seller hereby authorizes Buyer from and after the Closing Date to receive and open all mail and other communications to Seller received by Buyer and to act with respect to such communications in such reasonable manner as Buyer may elect.


        SECTION 10.4 SELLER'S OBLIGATION CONCERNING MAIL. After the Closing Date, Seller shall promptly deliver to Buyer (i) the original of any mail or other communications received by it pertaining to the Business, the Purchased Assets or the Assumed Liabilities; or (ii) any moneys, checks or instruments of payment to which Buyer is entitled.

        SECTION 10.5 EMPLOYEES AND BENEFITS.

           10.5.1 CONTINUATION OF EMPLOYMENT. It is understood that Buyer shall be under no obligation to continue the employment of Seller's employees. If Buyer, in its sole discretion, hires any of Seller's then former employees, to the extent applicable and legally permissible, Buyer shall credit such employees with their prior period of employment with Seller for purposes of eligibility under Buyer's employee benefit plans. Seller represents that none of the Plans or any contract or agreement provides for severance pay payable by Buyer upon the termination of an employee's employment.

           10.5.2 COVERAGE UNDER SELLER'S EMPLOYEE BENEFIT PLANS.

           A. Except as otherwise agreed to in writing by the parties hereto, Seller shall retain all of the liabilities and obligations arising under any of the Plans including, without limitation, any obligations with respect to any employees or former employees of Seller or an affiliate of Seller, or to any of such persons' spouses, children, other dependents or beneficiaries. Buyer shall not assume any of Seller's Plans.

           B. Seller shall pay any claims with respect to occurrences arising prior to the Closing Date as contemplated in Section 11.1 relating to (i) disability, medical and dental benefits relating to events occurring on or prior to the Closing Date to the extent covered by the Plans; and (ii) workers' compensation benefits when the same become due and payable, whether prior to or after the Closing Date. Seller shall be solely responsible for any retiree medical liabilities and related costs of medical and life insurance for persons who shall have retired from Seller prior to the Closing Date. Seller shall be responsible for employee benefit claims of employees (or their eligible dependents) with respect to Claim Events, hereinafter defined, occurring prior to the Closing Date, and to the extent that Buyer implements benefit plans for employees, Buyer shall be responsible for such claims with respect to Claim Events occurring on and after the Closing Date. A "CLAIM EVENT" shall be defined as the illness or injury giving rise to the reimbursable event. Subsequent to the Closing Date, Seller shall remain responsible for and Buyer shall not assume any obligations arising under COBRA relating to continuation health care coverage with respect to: (i) those of Seller's employees who continue in Seller's employ subsequent to the Closing Date and the qualifying dependents of such employees; (ii) those of Seller's employees who cease employment with Seller as a result of the transaction contemplated by this Agreement and the qualifying dependents of such employees; and (iii) those of Seller's former employees and the qualifying dependents of such former employees who remain eligible for COBRA benefits.


           10.5.3 BUYER'S EMPLOYEE BENEFIT PLANS. Buyer may, but shall not be required to, sponsor and maintain employee benefit plans previously maintained by Seller for Seller's employees who become employed by Buyer after the Closing Date.

        SECTION 10.6 COLLECTION OF ACCOUNTS RECEIVABLE. Buyer shall use commercially reasonable efforts in connection with collecting the Accounts Receivable. Payments received by Buyer from an account debtor who has incurred obligations both prior and subsequent to Closing shall be applied first to the Accounts Receivable. Any Account Receivable that becomes the subject of a Claim under Article 11 shall, upon resolution of the Claim in accordance with the provisions of Article 11, be reassigned to Seller.

        SECTION 10.7 FURTHER ASSURANCES. From time to time, at Buyer's request , and without further consideration and at the expense of Buyer, Seller and the Shareholders will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate more effectively the transactions contemplated by this Agreement, and to vest in Buyer good, valid and marketable title to the Purchased Assets.

                                   ARTICLE 11

                                INDEMNIFICATION

        From and after the Closing, the parties hereto shall be indemnified as set forth below.

        SECTION 11.1 INDEMNIFICATION OF BUYER. Seller and Shareholders, to the extent provided in Section 11.8, covenant and agree with Buyer that they shall reimburse and indemnify and hold Buyer harmless, from, against and in respect of the following claim(s):

           A. Any and all damage, loss, liability, claim or deficiency incurred by Buyer resulting from, or which exists or arises due to, any untruth, inaccuracy, breach or omission of, from or in, the representations and warranties made to Buyer herein; or any claim, suit or proceeding under New York bulk sale laws and regulations from a claimant under such laws and regulations which is not included in Exhibit 3.1.1 or which is included, but with respect to whom the liability owed is an amount greater than that disclosed in Exhibit 3.1.1, but only to the extent of the excess; or any nonfulfillment of any covenant or agreement of the Shareholders or Seller under this Agreement; or from any untruth, inaccuracy, breach or omission of, from or in, any representation or warranty, or any nonfulfillment of any covenant or agreement made by Shareholders or Seller in the Exhibits or any other written statement, list, certificate or other instrument furnished to Buyer by or on behalf of Shareholders or Seller pursuant to this Agreement;


           B. Any liabilities and obligations of Seller that are not Assumed Liabilities, including without limitation the Excluded Liabilities;

           C. Any fees, expenses or other payments incurred or owed by Seller to any brokers or comparable third parties retained or employed by it in connection with the transactions contemplated by the Agreement;

           D. Any claims, suits or proceedings brought against Buyer by any third parties arising out of or relating to the operation of the Business prior to the Closing Date;

           E. Any claim made by a third party alleging facts which, if true, would entitle Buyer to indemnification pursuant to the above;

           F. Any claim for environmental liability arising out of the use of past chemicals by Seller before Closing which is declared to be a hazardous substance after the Closing Date unless such chemicals are used by Buyer after the Closing Date; and

           G. Any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) incurred by Buyer resulting from the circumstances described in Section 11.1(A) through (F) above.


        SECTION 11.2 INDEMNIFICATION OF SELLER AND SHAREHOLDERS. Buyer covenants and agrees with Seller and Shareholders that it shall reimburse and indemnify and hold Shareholders and Seller harmless from, against and in respect of the following claim(s):

           A. Any and all damage, loss, liability, claim or deficiency incurred by Seller and Shareholders resulting from, or which exists or arises due to, any untruth, inaccuracy, breach or omission of, from or in, the representations and warranties made to Seller and Shareholders herein; or any nonfulfillment of any covenant or agreement of Buyer or Lason, Inc. under this Agreement; or from any untruth, inaccuracy, breach or omission of, from or in, any representation or warranty, or any nonfulfillment of any covenant or agreement made by Buyer in the Exhibits or any other written statement, list, certificate or other instrument furnished to Seller and Shareholders by or on behalf of Buyer or Lason, Inc. pursuant to this Agreement;

           B. Any liabilities and obligations of Seller or any of the Shareholders that are Assumed Liabilities;


           C. Any fees, expenses or other payment incurred or owed by Buyer to any brokers or comparable third parties retained or employed by it in connection with the transactions contemplated by this Agreement;

           D. Any claims, suits or proceedings brought against Seller and Shareholders by any third parties arising out of or relating the operation of the Business from and after the Closing Date;

           E. Any claim made by a third party alleging facts which, if true, would entitle Seller and Shareholders to indemnification pursuant to the above;

           F. Any claim arising out of an untrue statement in the Lason Prospectus dated August 22, 1997 or the form 10-Q referenced in Section
      5.7 hereof.

           G. Any liability to any of Seller's employees under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101, et seq.; and

           H. Any and all actions, suits, claims, proceedings, investigations, audits, demands, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) incurred by Seller and Shareholders resulting from the circumstances described in Section 11.2(A) through (G) above.

        SECTION 11.3 METHOD OF ASSERTING CLAIMS. The party seeking indemnification (the "INDEMNITEE") shall give prompt written notice to the other party or parties (the "INDEMNITOR") of any claims ("CLAIMS") which it discovers or of which it receives notice after the Closing and which might give rise to a Claim by it against Indemnitor under the Article, stating the nature, basis and (to the extent known) amount thereof; provided that failure to give prompt notice shall not jeopardize Indemnitee's right to indemnification unless such failure shall have materially prejudiced the ability of Indemnitor to defend such Claim.

        SECTION 11.4 THIRD PARTY CLAIMS. In case of any Claim or suit by a third party or by any government body, or any legal, administrative or arbitration proceedings with respect to which Indemnitor may have liability under the indemnity agreement contained in this Section 11, Indemnitor shall be entitled to participate therein, and, to the extent desired by Indemnitor, to assume the defense thereof, and after notice from Indemnitor to Indemnitee of the election so to assume the defense thereof. Indemnitor shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation, unless Indemnitor does not actually assume the defense thereof following notice of such election or the Indemnitee shall have
reasonably        concluded that there may be defenses available to Indemnitee which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor. The parties shall render each other such assistance as may reasonably be required of each other in order to insure proper and adequate defense of any such suit, Claim or proceeding. Indemnitee shall not make any settlement of any Claim which might give rise to liability of Indemnitor under the indemnity agreements contained in this Article 11 without the written consent of Indemnitor, which consent shall not be unreasonably withheld. If Indemnitor shall desire and be able to effect a bona fide compromise or settlement of any such suit, Claim, or proceeding and Indemnitee shall unreasonably refuse to consent to such compromise or settlement, then Indemnitor's liability under this Section 11 with respect to such suit, Claim or proceeding shall be limited to the amount so offered in compromise or settlement together with all legal and other expenses which may have been incurred prior to the date on which Indemnitee has refused to consent to such compromise or settlement.


     SECTION 11.5 SURVIVAL OF SELLER'S AND SHAREHOLDERS' INDEMNITY OBLIGATIONS. Seller's and Shareholders' liability for a breach of the representations, warranties and covenants made by the Seller and Shareholders in this Agreement, or in any schedule, exhibit, certificate or other document delivered in connection with this Agreement, shall not be deemed to be waived or otherwise affected by any investigation made by Buyer and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of one (1) year from the Closing Date, except for Claims relating to Sections 4.4, 4.5, 4.10, 4.15, 4.31 and

4.32, any of which may be brought during any applicable period of limitations, and except for claims arising out of, or relating to, the Excluded Liabilities, as that term is defined in Section 3.2 hereof, which may be brought at any time following the date hereof.

        SECTION 11.6 SURVIVAL OF BUYER'S INDEMNITY OBLIGATIONS. Buyer's liability for a breach of the representations, warranties and covenants made by Buyer in this Agreement, or in any schedule, exhibit, certificate or other document delivered in connection with this Agreement shall not be deemed to be waived or otherwise affected by any investigation made by Seller and Shareholders and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of one
(1) year from the Closing Date.

        SECTION 11.7 SURVIVAL OF REPRESENTATIONS AND/OR WARRANTIES. All representations, warranties and covenants made by the Seller and the Shareholders, on the one hand and Buyer and Lason, Inc. on the other hand, in this Agreement, or in any schedule, exhibit, certificate or other document delivered in connection with this Agreement, shall not be deemed to be waived or otherwise affected by any investigation made by the other party hereto and shall survive the Closing Date for a period of one (1) year from the Closing Date, except for the representations and warranties set forth in Sections 4.4, 4.5, 4.10, 4.15, 4.31 and 4.32, each of which shall survive for any applicable period of limitations.

        SECTIONS 11.8 LIMITATION ON INDEMNIFICATION. The following limitations shall apply to the rights of indemnification set forth in Sections 11.1 and
11.2 hereof, as applicable: (i) the liability of the Indemnitor shall be net of
any insurance benefits received by Indemnitee (or,      in the case of
indemnification by Shareholders, insurance benefits received by Buyer) and any tax benefits received by Indemnitee (or, in the case of indemnification by Shareholders, tax benefits received by Buyer) in respect of the loss giving rise to the Claim for indemnification; (ii) any indemnification payments made by Seller or Shareholders shall constitute a reduction, and any indemnification payments made by Buyer shall constitute an increase, of the Purchase Price;
(iii) the amount of damages claimed as a subject of indemnification shall be limited to the actual dollar amount of such losses and shall not include any multiple of earnings or consequential damages suffered by the Indemnitee except for attorneys fees and costs; (iv) no indemnification shall be required from Seller or Shareholders until the aggregate amount of Buyer's damages (determined in accordance with clause (i) of this Section 11.8) exceeds $250,000 and then only for the amount in excess of $250,000; and (v) the liability of each the Shareholders shall be limited, in any one instance, to one-third ( 1/3) of the finally determined amount of the Claim, and, in the aggregate, to one-third ( 1/3) of the Purchase Price. Each Shareholder may, at his option, satisfy any indemnification obligation hereunder by surrendering Lason Shares valued at the price such shares were issued to such Shareholder; provided, however, that the foregoing limitations on indemnification are agreed to be inapplicable to Claims arising out of any of the Excluded Liabilities, as that term is defined in Section 3.2 hereof.

        SECTION 11.9 EXCLUSIVE REMEDY. This Article 11 shall provide the exclusive remedy for the indemnified parties for any loss or other claim arising from this Agreement or consummation of the transactions contemplated hereby including, but not limited to, any claim for breach of a representation or warranty, except (i) any right of the parties to specific performance of the terms of this Agreement and (ii) in the case of intentional fraud.

                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

        SECTION 12.1 FINDER'S OR BROKER'S FEES. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions, except for The Edward Andrews Group Inc., for whose fees Seller shall be responsible. Seller and Shareholders, jointly and severally, and Buyer each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage, commission or finder's fee alleged to be payable by reason of any act, omission or statement of the indemnifying party.

        SECTION 12.2 EXPENSES. Buyer and Seller and the Shareholders shall, individually, pay all costs and expenses incurred or to be incurred by any of them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated hereby.


        SECTION 12.3 EFFECT OF HEADINGS. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

        SECTION 12.4 ENTIRE AGREEMENT; MODIFICATION. This Agreement, together with all of the exhibits furnished hereunder, constitutes the sole and entire agreement between the parties pertaining to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

     SECTION 12.5 WAIVER. Buyer may waive in writing compliance by Seller and the Shareholders, and Seller and the Shareholders may waive in writing compliance by Buyer, with any of the covenants or conditions contained in this Agreement, except those conditions imposed by law. No act, failure to act, practice or custom shall constitute an implied waiver of full compliance with any of the provisions hereof. The granting of a written waiver pursuant to this Section shall apply, unless expressly set forth therein to the contrary, only to the specific incident of noncompliance with the specific provisions of this Agreement set forth therein.

     SECTION 12.6 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        SECTION 12.7 PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties have to and their respective successors and assigns, or is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. None of the provisions hereof shall be deemed to give any third persons any right of subrogation or action over or against any party to this Agreement.

        SECTION 12.8 BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

        SECTION 12.9 RECOVERY OF LITIGATION COSTS. Except as otherwise provided elsewhere in this Agreement, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or by reason of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. The "PREVAILING PARTY" means the party determined by the court or arbitration panel to have most nearly prevailed, even if such party did not prevail in all matters, and not necessarily the one in whose favor a judgement is rendered.


        SECTION 12.10 NOTICES. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as other wise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, with receipt acknowledged,
(ii) 5 days after having been mailed by certified or registered Unites States mail, postage prepaid, return receipt requested, (iii) the next business day after having been sent by a nationally recognized overnight mail or courier service, return receipt requested, or (iv) immediately upon sending, if sent by telecopier, with confirmation, provided it is sent during business hours on a business day, but if not, then immediately upon the beginning of the first business day after being sent. Notices shall be addressed as follows:


          TO SHAREHOLDERS AND
          SELLER AT:
                                        API Systems, Inc.
                                        601 W. 26th Street
                                        New York, New York 10001
                                        Attention:Steven Fruchter,President
                                        Telecopier No.: (212) 627-8696



          WITH A COPY TO:               Robinson Brog Leinwand Greene
                                               Genovese & Gluck, P.C.
                                        1345 Avenue of the Americas, 31st Floor
                                        New York, New York  10105-0143

                                    Attention: Avron I. Brog, Esq.
                                    Telecopier No.: (212) 956-2164

      TO BUYER AT:                  Lason Services, Inc.
                                    1305 Stephenson Highway
                                    Troy, Michigan 48083
                                    Attention: Gary L. Monroe,
                                    President and Chief Executive Officer
                                    Telecopier No.: (248) 597-3412

      WITH A COPY TO:               Seyburn, Kahn, Ginn, Bess, Deitch and
                                    Serlin, P.C.
                                    2000 Town Center, Suite 1500
                                    Southfield, Michigan 48075-1195
                                    Attention:  Laurence B. Deitch, Esq.
                                    Telecopier No.:  (248) 353-3727

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

        SECTION 12.11 SCHEDULES. A disclosure made in any exhibit, schedule, certificate or other document made or delivered pursuant hereto shall be deemed made in connection with any other exhibit, schedule, certificate or other document to which such disclosure may also be relevant.

        SECTION 12.12 DEFINITIONAL PROVISIONS. All terms defined in this Agreement shall have such defined meanings when used in any exhibit, schedule, or any certificate or other document made or delivered pursuant thereto or thereto, unless otherwise defined therein.

        SECTION 12.13 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict provision or rule, whether of the State of New York (or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law or analysis, the substantive law of some other jurisdiction would ordinarily apply.

        SECTION 12.14 ARBITRATION. In the event of a dispute between the parties hereto concerning any of the provisions of this Agreement, the parties shall promptly meet and discuss such dispute in a good faith effort to resolve such dispute. If no resolution is reached within 30 days following the date on which one party first notifies the other of his or its request that such a meeting be held, then the dispute shall be resolved by final and binding arbitration in New York, New York pursuant to the commercial arbitration rules then prevailing of the American Arbitration Association. Notwithstanding the foregoing, each party specifically reserves the right (i) to seek equitable remedies in a Federal or state court of competent jurisdiction sitting in the State of New York; and (ii) to bring a third party action against any other party in any proceeding to which the party initiating such third party action (the "INITIATING PARTY") is a party under circumstances in which the basis of the claim of the initiating party against the other party is that the other party is liable, in whole or in part, for any claim or counterclaim being asserted against the initiating party in such proceeding. The decision of the arbitrators when rendered shall be final and binding on the parties hereto. Judgment upon the award of the arbitrators may be entered by any court of competent jurisdiction. The cost of the arbitration proceeding (exclusive of counsel fees) shall be borne equally by the parties.


     THIS AGREEMENT was executed as of the date and year first set forth above.

                                BUYER:

                                LASON SERVICES, INC., a Delaware corporation

                                By:   /s/ Gary L. Monroe
                                   -----------------------------------------
                                      GARY L. MONROE
                                      Its:  President and Chief Executive
                                      Officer

                                SELLER:

                                API SYSTEMS, INC., a New York corporation


                                By:   /s/ Steven Fruchter
                                   -----------------------------------------
                                      STEVEN FRUCHTER
                                      Its:  President



                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                SHAREHOLDERS:

                                 /s/ Steven Fruchter
                                ---------------------------------------------
                                     STEVEN FRUCHTER

                                 /s/ Philip Fruchter
                                ---------------------------------------------
                                     PHILIP FRUCHTER

                                 /s/ Laurence Braun
                                ---------------------------------------------
                                     LAURENCE BRAUN

                                LASON, INC.:

                                LASON, INC., a Delaware corporation (solely for the purpose of being bound by Articles 2.1, 2.2, 2.3, 5, 6.6 and 6.7 of this Agreement)


                                By:  /s/ Gary L. Monroe
                                   ------------------------------------------
                                     GARY L. MONROE
                                     Its:  President and Chief Executive Officer

                                    GUARANTY

     The undersigned Lason, Inc., a Delaware corporation, as 100% shareholder of Lason Services, Inc., a Delaware corporation, (the "Guarantor"), does hereby guarantee to pay and perform, when due, all obligations of the Buyer, its subsidiaries and affiliates, under the above-attached Agreement (the "AGREEMENT").

     Guarantor further agrees: (i) to any modifications of any terms or conditions of the Agreement and/or to any extensions or renewals of time of payment or performance by Buyer, (ii) that it shall not be necessary for Seller or Shareholders to resort to legal remedies against Buyer before proceeding against Guarantor for payment; provided, however, that Guarantor shall have available to it any defenses which would be available to Buyer under the Agreement or otherwise. Guarantor waives notice of any election, acceptance, demand, protest, notice of protest and notice of default, presentment for payment and due diligence in collection.

     No postponement or delay on the part of Seller or Shareholders in the enforcement of any right hereunder shall constitute a waiver of such right, and all rights of Seller or Shareholders shall be cumulative and not alternative and shall be in addition to any other rights granted to Seller or Shareholders in any other agreement, or by law. If any provisions hereof shall be, or shall be declared to be, illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable and this Guaranty shall be so construed. This Guaranty may not be terminated by any act of Guarantor, and shall continue in full force and effect for so long as any obligations of Buyer under the Agreement remain outstanding.

     This Guaranty shall be governed in all respects by the laws of the State of New York without giving effect to conflict of law rules. This Guaranty shall be binding on and shall inure to the benefit of Guarantor, Seller and Shareholders and their respective heirs, legal representatives, successors and assigns except that Guarantor may not assign or transfer its obligation hereunder without the prior written consent of Seller and Shareholders. This Guaranty shall survive the Closing under the Agreement for so long as any obligations of Buyer under the Agreement survive.

     All capitalized terms which are used but not defined herein shall have the same meanings attributed to them under the Agreement.

Dated:   March 5, 1998
                                 LASON, INC., A DELAWARE CORPORATION


                                 By: /s/ Gary L. Monroe
                                    -----------------------------------------
                                  Gary L. Monroe
                                  Its:  President and Chief Executive Officer